                                                                   Exhibit 10.13

                                 BANNOCK CENTER
                             (900 BANNOCK BUILDING)

                                 OFFICE BUILDING


                                      LEASE


                                    AGREEMENT


                                     between


                                 938 BANNOCK LLC

                                    Landlord


                                       and


                                  INFLOW, INC.

                                     Tenant

                                TABLE OF CONTENTS


ARTICLE 1. REFERENCE DATA

ARTICLE 2. LEASED PREMISES AND TERM
     Section 2.1. Leased Premises
     Section 2.2. Term
     Section 2.3. Completion of Leased Premises
     Section 2.4. Commencement and Expiration Date Agreement
     Section 2.5. Tenant's Entry Upon Premises Before Commencement Date
     Section 2.6. Occupancy of Leased Premises
     Section 2.7. After Hours Access

ARTICLE 3. RENT AND SECURITY DEPOSIT
     Section 3.1. Fixed Rent and First Monthly Rent Payment
     Section 3.2. Additional Rent and Rent Defined
     Section 3.3. Past Due Rent and Additional Rent
     Section 3.4. Security Deposit

ARTICLE 4. TENANT'S SHARE OF OPERATING COSTS
     Section 4.1. Definitions
     Section 4.2. Adjustment in Operating Costs
     Section 4.3. Tenant's Share of the Increase in the Operating Costs
     Section 4.4. Reduction in the Event of Casualty or Taking by Eminent Domain

ARTICLE 5. CONDUCT OF BUSINESS BY TENANT
     Section 5.1. Use of Leased Premises
     Section 5.2. Compliance with Laws and Requirements of Public Authorities
     Section 5.3. Rules and Regulations
     Section 5.4. Permitted Weight Loads
     Section 5.5. Signage

ARTICLE 6. COMMON AREA
     Section 6.1. Control of Common Area
     Section 6.2. Parking

ARTICLE 7. REPAIRS, ALTERATIONS AND MECHANICS' LIENS
     Section 7.1. Repairs
     Section 7.2. Alterations
     Section 7.3. Mechanics' Liens

ARTICLE 8. UTILITIES AND BUILDING SERVICES
     Section 8.1. Utilities and Services Provided
     Section 8.2. Interruption of Services
     Section 8.3. Energy Conservation and Security Policies

ARTICLE 9. TENANT'S PROPERTY TAX AND OTHER TAXES

ARTICLE 10. INSURANCE AND INDEMNITY
     Section 10.1. Tenant's Insurance
     Section 10.2. Indemnity and Non-Liability
     Section 10.3. Waiver of Subrogation

ARTICLE 11. DAMAGE BY CASUALTY
     Section 11.1. Notice
     Section 11.2. Restoration of Improvements
     Section 11.3. Damage During Last Year of Lease Term

ARTICLE 12. RIGHTS RESERVED TO LANDLORD
     Section 12.1. Access to Leased Premises
     Section 12.2. Relocation of Leased Premises
     Section 12.3. Additional Rights

ARTICLE 13. EMINENT DOMAIN
     Section 13.1. Taking of Leased Premises
     Section 13.2. Partial Taking of Building
     Section 13.3. Surrender
     Section 13.4. Rent Adjustment for Partial Taking of Leased Premises
     Section 13.5. Awards

ARTICLE 14. ASSIGNMENT AND SUBLETTING
     Section 14.1. Consent Required

ARTICLE 15. BANKRUPTCY
     Section 15.1. Prior to Commencement Date
     SectIon 15.2. During the Term of this Lease
     Section 15.3. Measure of Damages
     Section 15.4. Adequate Assurance of Future Performance

ARTICLE 16. TENANT'S DEFAULT
     Section 16.1. Events of Default
     Section 16.2. Termination or Re-Entry
     Section 16.3. Damages

ARTICLE 17. SURRENDER
     Section 17.1. Possession
     Section 17.2. Trade Fixtures, Personal Property and Improvements
     Section 17.3. Merger
     Section 17.4. Payments After Termination

ARTICLE 18. HOLDING OVER

ARTICLE 19. NO WAIVER; REMEDIES CUMULATIVE
     Section 19.1. No Waiver
     Section 19.2. Remedies Cumulative

ARTICLE 20. ESTOPPEL CERTIFICATE, SUBORDINATION ATTORNMENT
     Section 20.1. Estoppel Certificate
     Section 20.2. Subordination
     Section 20.3. Attornment
     Section 20.4. Mortgages

ARTICLE 21. QUIET ENJOYMENT

ARTICLE 22. NOTICES

ARTICLE 23. MISCELLANEOUS PROVISIONS
     Section 23.1. Governing Law
     Section 23.2. Construction
     Section 23.3. Security Services
     Section 23.4. Parties Bound
     Section 23.5. No Representations by Landlord
     Section 23.6. Brokers
     Section 23.7. Severability
     Section 23.8. Force Majeure
     Section 23.9. Definition of Landlord
     Section 23.10. No Option
     Section 23.11. Exculpatory Clause
     Section 23.12. Attorneys' Fees
     Section 23.13. No Recording



                                    EXHIBITS


EXHIBIT A (Plan Showing Leased Premises)

EXHIBIT B (Work Letter)

EXHIBIT C (Depiction of Parking Area)

EXHIBIT D (Rules and Regulations)

EXHIBIT E (Depiction of Generator Pad)

                                      LEASE


     This Lease is made between Landlord and Tenant named in Article 1 as of the date set forth in Article 1 Landlord and Tenant, in consideration of the covenants contained in this Lease, agree as follows:

ARTICLE 1. REFERENCE DATA

     Each reference in this Lease to any of the following subjects shall be construed to incorporate the information stated for that subject in this
Article 1:

DATE OF LEASE:             October 11, 1999.

LANDLORD:                  938 Bannock LLC

PROPERTY MANAGER:          Venture Group Real Estate Management, Inc.

LANDLORD'S AND PROPERTY MANAGER'S ADDRESS:
              c/o Venture Group Real Estate      copy to: Mr. Bruce Berger
              Management, Inc.                            Bruce Berger Realty
              5299 DTC Boulevard, Suite 240               960 Cherokee Street
              Englewood, CO 80111                         Denver, CO 80204
                                                          303/572-1188

TENANT:                    INFLOW, INC., a Delaware corporation

TENANT'S ADDRESS:

Prior to Commencement Date:
                           1860 Lincoln, Suite 305
                           Denver, CO 80295
                           attn: Legal Department

After Commencement Date:

INFLOW, INC.
938 Bannock Street
Denver, CO 80204
attn: Legal Department

PREMISES or LEASED PREMISES: That specific building known as 900 Bannock Street containing approximately 9,912 rentable square feet of space as depicted on Exhibit A attached hereto and Incorporated herein by this reference.

TENANT'S USE OF THE LEASED PREMISES: General office, computer and telecommunications equipment room, and network operations center

BUILDING:                  900 Bannock Building

BUILDING ADDRESS:          900 Bannock Street
                           Denver, CO 80204

SCHEDULED COMPLETION DATE FOR LANDLORD'S WORK: See Work Letter

COMMENCEMENT DATE:         November 1,1999.

EXPIRATION DATE:           January 31, 2010.

TERM: One Hundred Twenty Three (123) Months

RENTABLE SQUARE FEET OF LEASED PREMISES 9,912 SQ. FT.

RENTABLE SQUARE FEET OF BUILDING: 9,912 SQ. FT.

FIXED RENT:                                        Monthly Fixed Rent   Annual Fixed Rent
              Lease Years 1 - 5                    $11,068.40           $132,820.80
              Lease Years 6 - end of initial term  $12,720.40           $152,644.60

     "Lease Year" shall mean each twelve (12) month period beginning with the Commencement Date, or any anniversary thereof, and ending on the preceding day one (1) year later; provided, however, that if the Commencement Date is a date other than the first day of a calendar month, the first Lease Year shall include the days from the Commencement Date to the first day of the following calendar month, and each subsequent Lease Year shall commence on the anniversary of the first day of such calendar month.

LANDLORD'S OPERATING COST LIMITATION: Operating Costs for the Building for Calendar Year 2000, which includes property taxes payable in the year 2001 for the year 2000.

     (Tenant's Pro Rata Share of any Increase in Operating Costs over Landlord's Operating Cost Limitation: 100%)

FIRST YEAR FOR TENANT'S PAYING OPERATING COST ESCALATION:

     Year Beginning January 1, 2001.

TENANT FINISH COST: See Work Letter

SECURITY DEPOSIT: $22,136.80

GUARANTOR:   N/A

NUMBER OF PARKING SPACES: 11 surface parking spaces (subject to provisions of
                          Section 6.2)

BROKER: Venture Group Real Estate, L.L.C. for Landlord; Liberty-Greenfield,
        LLLP for Tenant

SPECIAL PROVISIONS: See Attached Rider

     The Exhibits listed below in this Section are incorporated in this Lease by reference and are to be construed as part of this Lease:

     (a)      Exhibit A, Plan Showing Leased Premises.
     (b)      Exhibit B, Work Letter.
     (c)      ExhibIt C, Depiction of Parking Area
     (d)      Exhibit D, Rules and Regulations.
     (e)      Exhibit E, Depiction of Generator Pad
     (f)      Rider

ARTICLE 2. LEASED PREMISES AND TERM

     Section 2.1. Leased Premises. Landlord hereby leases to Tenant, and Tenant
                  ---------------
hereby leases from Landlord, the premises described below, upon and subject to the covenants, agreements, terms, conditions, limitations, exceptions and reservations of this Lease. Landlord and Tenant covenant and agree as a material part of the consideration for this Lease to keep and perform all of the covenants, agreements, terms and conditions by each of them to be kept and performed under this Lease, and this Lease is made upon the condition of such performance.

     The premises leased to Tenant under this Lease is the Building (and the space included therein) indicated on the plan attached to this Lease as
Exhibit A (the "Leased Premises"). For purposes of this Lease, the parties agree
---------
that the rentable square feet of the Leased Premises is as stipulated in
Article 1.

     Section 2.2. Term. The term of this Lease (the `Term") shall be as
                  ----
indicated in Article 1. The Term and Tenant's obligation to pay Rent (as defined in Section 3.2, but subject to the period of abatement of Fixed Rent and the Fee as set forth in the Rider) shall commence on the Commencement Date as set forth in Article 1 and, unless the Term is extended as provided in this Lease, shall expire on the Expiration Date set forth in Article 1.

     If Landlord has not completed Landlord's Work within 120 days after the Scheduled Completion Date for Landlord's Work as set forth In Article 1, then at Tenant's option as indicated by Tenant's written notice received by Landlord no later than five (5) business days thereafter, this Lease and all rights, duties and obligations of the parties shall terminate effective one day after the date of such notice. If Tenant fails to timely deliver such notice of termination, this Lease shall remain in full force and effect.

     Section 2.3. Completion of Leased Premises. For the purposes of Section
                  -----------------------------
2.2, the Leased Premises shall be conclusively deemed available for Tenant to commence Tenant's Work (as defined in the Work Letter) upon mutual execution of this Lease. Except for Landlord's Work, as described in Exhibit B to this Lease
                                                        ---------
(the "Work Letter"), Landlord has no obligation for the completion or remodeling of the Leased Premises and Tenant accepts the Leased Premises In their "as is" condition as of the date of mutual execution of this Lease. Landlord's Work shall be deemed substantially completed when Landlord certifies in writing that Landlord's Work has been substantially completed. Landlord's Work, if any, shall be deemed substantially completed notwithstanding that minor or non-material details of construction, mechanical adjustment or decoration that do not materially interfere with Tenant's ability to perform the Tenant Work (so-called "punch list items") remain to be performed, or that portions of Landlord's Work are incomplete because such work cannot be done until Tenant's Work is completed. Landlord agrees to perform or complete the punch list items within 30 business days after mutual execution of the punch list by Tenant and Landlord. In the event Landlord Is delayed In completing Landlord's Work by any delay, interference or hindrance of such work by Tenant, Tenant's contractors or any of their employees or agents, or by any changes in such work requested by Tenant and agreed to by Landlord or by Tenant's failure to timely and properly perform any of its obligations imposed pursuant to Exhibit B, then the Scheduled
                                           ---------
Completion Date for Landlord's Work set forth in Article 1 shall be correspondingly adjusted.

     Section 2.4. Commencement and Expiration Date Agreement. [Intentionally
                  ------------------------------------------
Omitted]

     Section 2.5. Tenant's Entry Upon Leased Premises Before Commencement Date.
                  ------------------------------------------------------------
On the condition that Tenant complies at all times with the provisions and requirements of this Lease (other than the obligation to pay Fixed Rent and the Fee for parking) Tenant may enter upon the Leased Premises prior to the Commencement Date to commence construction of Tenant's Work as set forth in the Work Letter.

     Section 2.6. Occupancy of Leased Premises. The taking of occupancy of all
                  ----------------------------
or part of the Leased Premises by Tenant or anyone claiming by, under or through Tenant shall be conclusive evidence that: (a) Tenant accepts possession of the Leased Premises; and (b) the Leased Premises and the Building were in good and satisfactory condition and were delivered in the condition required under the Lease, except for the completion of Landlord's Work.


ARTICLE 3. RENT AND SECURITY DEPOSIT

     Section 3.1. Fixed Rent and First Monthly Rent Payment. Tenant shall pay
                  -----------------------------------------
Landlord the fixed rent stipulated in Article 1 (the "Fixed Rent"). The Fixed Rent shall be payable in equal monthly installments in the amount stipulated in
Article 1 as monthly Fixed Rent, in advance, on the first day of each calendar month during the term of this Lease. If the Term does not commence on the first day of a calendar month or does not end on the last day of a calendar month, the monthly Fixed Rent for such month or months shall be prorated, and the prorated amounts shall be paid in advance. All Fixed Rent shall be paid without any prior demand and without any deduction or set-off whatsoever, in lawful currency of the United States of America, at the address of Landlord set forth in Article 1, or at such other place as Landlord may from time to time designate in writing.

     Within sixty (60) days after the Commencement Date (acknowledging the period of abatement of Fixed Rent and the Fee for parking as set forth in the Rider), Tenant agrees to pay Landlord an amount equal to the monthly Fixed Rent and Fee, which Landlord shall hold without interest to Tenant and apply to the first full monthly Fixed Rent and Fee obligation of Tenant. Landlord will provide Tenant an invoice for the first installment of Fixed Rent and the Fee for parking which invoice will provide for a payment date by Tenant no later than sixty (60) days after the Commencement Date. Thereafter Landlord shall have no obligation to provide Tenant an invoice prior to any payment of Rent, Additional Rent or the Fee, unless expressly required hereunder.

     Section 3.2. Additional Rent and Rent Defined. Any sums or charges to be
                  --------------------------------
paid by Tenant pursuant to the provisions of this Lease, other than the Fixed Rent, represent obligations of Tenant for additional rent ("Additional Rent") and shall be payable within five business days after Landlord gives written notice and demand for payment unless otherwise provided in this Lease. Payment shall be made at the location specified in Article 1, unless otherwise designated by notice from Landlord in writing, and shall be recoverable in the same manner as the Fixed Rent. Landlord shall have the same rights against Tenant for default in payment of Additional Rent as for default in payment of the Fixed Rent.

     As used in this Lease, the term "Rent" shall mean Fixed Rent and Additional Rent.

     Section 3.3. Past Due Rent and Additional Rent. If Tenant shall fail to pay
                  ---------------------------------
any Rent before the sixth day after such Rent is due and payable, Tenant agrees to pay as Additional Rent each day after such sixth day that the Rent remains unpaid, a late charge which shall be the greater of (a) $25.00 per day, or (b) 5% of the amount of such unpaid Rent divided by 30. The late charge shall accrue daily until the unpaid Rent (including the late charge) is paid. Tenant agrees that such amounts are not a penalty, but are intended as liquidated damages and reflect a reasonable estimate by the parties of the cost to reimburse Landlord for the loss of the use of the money and the additional administrative costs resulting from late payments. Tenant shall also be responsible for the payment of reasonable attorneys' fees incurred by Landlord in collecting any delinquent Rent from Tenant. Any election by Landlord to waive in any instance the requirement for Tenant's payment of late charges and/or attorneys' fees incurred by Landlord pursuant to this Section of any other provision in this Lease shall not operate to waive or impair Landlord's right to collect such sums from Tenant upon any other breach of Tenant's obligations under this Lease.

     Section 3.4. Security Deposit. Tenant shall deposit with Landlord upon
                  ----------------
signing this Lease, and shall keep on deposit with Landlord in a separate, interest bearing account throughout the term of this Lease, the security deposit referenced in Article 1 of this Lease (the "Security Deposit") as security for the payment by Tenant of the Rent and for the faithful performance of all the terms, conditions and covenants of this Lease. If at any time during the Term Tenant defaults in the payment or performance of any of its obligations under this Lease, Landlord may but shall not be required to use the Security Deposit, or so much thereof as necessary, in payment of any Rent in default, in reimbursement of any expense incurred by Landlord and in payment of the damages incurred by Landlord by reason of Tenant's default, or at the option of Landlord, Landlord may retain the Security Deposit as liquidated damages. In such event, on written demand of Landlord, Tenant shall immediately remit to Landlord a sufficient amount in cash to restore the Security Deposit to its original amount. If, upon termination of this Lease, Landlord has not applied the Security Deposit balance to sums owed to Landlord as permitted by this Section above, then within 60 days after the termination of this Lease Landlord will refund the Security Deposit to Tenant with interest. Tenant is hereby notified that any questions regarding the Security Deposit, including any request for its return, should be directed to Landlord at the address for Landlord set forth in Article 1.

     Landlord shall deliver the Security Deposit to the purchaser of Landlord's interest in the Leased Premises in the event such interest is sold, and thereupon, Landlord shall be discharged from further liability with respect to the Security Deposit. Landlord shall be discharged from any further liability with respect to the Security Deposit if either Landlord delivers the Security Deposit to the purchaser, or the purchaser assumes all of the obligations of Landlord with respect to the Security Deposit. Notwithstanding these provisions above if claims of Landlord exceed the Security Deposit, Tenant shall remain liable for the balance of such claims.


ARTICLE 4. TENANT'S SHARE OF OPERATING COSTS

     Section 4.1. Definitions. As used in this Lease, the term "Operating Costs"
                  -----------
shall mean any and all costs, charges, expenses, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the operation, ownership, maintenance, management, and repair of the Building, including, but not limited to, the following:

     (a) All wage, salary and labor costs of all persons engaged in the operation, maintenance, management, and repair of the Building (including, but not limited to, all applicable taxes, insurance and benefits).

     (b) Cost of all building supplies and materials.

     (c) Cost of all utilities (including, but not limited to, sewer and water service) and fuel, if any, provided by Landlord pursuant to Article 8.1 or utilized in connection with the operation of common areas of the Building and not otherwise charged directly or separately to Tenant.

     (d) Cost of all insurance including, but not limited to, casualty, business interruption and liability insurance.

     (e) Cost of all maintenance and service agreements including, but not limited to, window cleaning (but expressly excluding maintenance, repair or replacement of the roof of the Building).

     (f) Cost of repairs and general maintenance including, but not limited to, exterior building maintenance and maintenance of sidewalks, parking areas, and landscaping (but expressly excluding maintenance, repair or replacement of the roof of the Building).

     (g) All personal property sales and use taxes (but not including any such taxes related to personal property owned by Landlord) and real property taxes, assessments and other governmental charges of any kind whatsoever (including, without limitation, assessments, fees, and charges imposed for public improvements or benefits, or for public services such as fire protection, street, sidewalk and road maintenance or refuse removal, and interest on unpaid installments) which may be levied, assessed or imposed, or become liens upon or arise out of the use, occupancy, ownership, or possession of the Premises, and which accrue during or are allocable to the Term or any extension (collectively, "Taxes"). The Taxes which relate to real property interests are sometimes referred to hereinafter as "Real Property Taxes". The term Taxes shall not, however, include inheritance, estate, succession, transfer, gift, franchise, income or excess profits taxes imposed upon the Landlord, or any special assessments for improvements installed as of the date hereof, whether now assessed or not, and Tenant shall have no liability therefor.

     (h) All costs of making any alterations to the Building for life-safety systems or energy conservation or other capital improvements, whether new or in substitution or replacement of existing equipment or systems required by any governmental requirement which is imposed after the date Landlord's Work is completed, and alterations which are primarily for the purpose of reducing or stabilizing Operating Costs or providing additional or increased services to the tenants of the Building, in any case, amortized over the useful life of such improvements.

     (i) Management fees either as charged to Landlord by independent management companies or an amount not exceeding the amount typically charged by independent management companies if Landlord itself manages the Building.

Notwithstanding anything to the contrary contained in this Lease, Operating Costs shall not include the following:

     (A) Capital expenditures except as provided in (h) above.

     (B) Depreciation, amortization, ground rents or interest payments on encumbrances.

     (C) Leasing commissions, marketing costs, attorneys' fees and other expenses related to leasing tenant space, constructing improvements for the benefit of a tenant or occupant and allowances or concessions provided to any tenant or occupant.

     (D) Repairs required because of casualty or condemnation damage.

     (E) Costs incurred because Landlord or any other tenant violated the terms of any lease, contract or other obligation (including, without limitation, fines, penalties and attorneys' fees).

     (F) Advertising and promotional expenses.

     (G) Expenses in connection with services or other benefits not provided to Tenant, or for which Tenant is charged directly or separately, but which are provided to another tenant, including, without limitation, utility services.

     (H) Costs for sculpture, paintings or other objects of art.

     (I) Overhead and profit paid to subsidiaries or affiliates of Landlord for management or other services on or to the Building or for supplies or other materials to the extent that the costs of services, supplies or materials exceed the competitive costs of the services, supplies or materials were they provided by a disinterested third party.

     (J) Any expense for which Landlord is compensated through proceeds of insurance or agreements of indemnity or surety bonds or guarantees or for which Landlord is reimbursed by third parties.

     (K) Costs incurred due to the violation of the Building of any law, rule or regulation in effect as of completion of Landlord's Work for which Tenant was not responsible to address as part of Tenant's Work.

     (L) Costs incurred for repair or mitigation of latent defects in the Building or defects in the original construction of the Building, or Landlord's Work of which Landlord is notified within six (6) months after the Commencement Date.

     (M) Costs relating to negligence or fault of other tenants.

     (N) Costs relating to maintenance, repair or replacement of the roof of the Building as such obligations are the sole and exclusive responsibility of Tenant under this Lease.

     Section 4.2. Utility Costs. Landlord shall provide basic utility service
                  -------------
set forth in Section 8.1 below. During the Term, Tenant shall at its expense arrange directly with the utility companies serving the Leased Premises to provide and pay for all electricity and gas furnished or required in the Leased Premises, and any deposits required therefor. Landlord shall incur no liability whatsoever and the obligations of Tenant under this Lease shall not be diminished or affected by reason of the unavailability, change or cessation of such utility service, except as otherwise set forth in Section 8.2 of this Lease.

     Section 4.3. Janitorial. Tenant will contract for and pay for all
                  ----------
janitorial services utilized in the Leased Premises. Tenant will keep the Leased Premises in a clean condition, free from garbage or debris in a manner consistent with other office buildings in the Downtown Denver office market.

     Section 4.4. Tenant's Share of the Increase in the Operating Costs. For
                  -----------------------------------------------------
each calendar year during the Term, Tenant shall pay to Landlord, at the time and in the manner provided below, Tenant's Share of the Increase in Operating Costs, as defined below.

     (a) The term "Tenant's Share of the Increase in Operating Costs" for any year shall mean the product of (i) the difference, if any, between the actual Operating Costs for the Building for such year when expressed on a square-foot basis and the Landlord's operating cost limitation indicated in
     Article 1 ("Landlord's Operating Cost Limitation"), also expressed on a square-foot basis, and (ii) the number of rentable square feet in the Leased Premises (as stated in Article 1). In the event that actual Operating Costs are less than Landlord's Operating Cost Limitation, there shall be no credit or refund to the Tenant.

     (b) For each full calendar year during the Term beginning with the calendar year 2001, Landlord shall compute and deliver to Tenant a reasonable estimate of Tenant's Share of the Increase in Operating Costs for such year, and without further notice, Tenant shall pay to Landlord simultaneously with Tenant's monthly payments of Fixed Rent during such year, monthly installments equal to one-twelfth of such estimate. With the first such monthly installment of Tenant's Share of the Increase in Operating Costs to be paid by Tenant for any calendar year, Tenant shall include payment of the amount of the estimated increase prorated for the period from the preceding January 1 to the first day of the next month following the date of the notice. In any year Landlord may subsequently revise the estimated adjustment in Operating Costs to allow for any new expenses or other information which may impact Operating Costs for that fiscal period, and in that case, after receipt of Landlord's notice of the revised estimates Tenant shall pay monthly installments of Tenant's Share of the Increase in Operating Costs based on Landlord's adjusted projections as provided in this paragraph above.

     (c) Unless delayed by causes beyond Landlord's reasonable control, Landlord shall deliver to Tenant within 120 days after the end of each calendar year during the Term, a written statement (the "Statement") setting out in reasonable detail Tenant's Share of the Increase in Operating Costs for such year. If the aggregate of monthly installments of Tenant's Share of the Increase in Operating Costs actually paid by Tenant to Landlord during any calendar year differs from the amount of Tenant's Share of the Increase in the Operating Costs payable according to the Statement for such year under this Section 4.3, then within thirty (30) days after the date of delivery of the Statement, Tenant shall either (1) pay the amount (without interest) by which the certified Tenant's Share of the Increase in Operating Costs exceeds the amount previously paid on account of the estimated Tenant's Share of the Increase in Operating Costs, or (2) be credited against the next installment of Rent (or receive a check if there is no Rent thereafter due) with the amount (without interest) by which the amount previously paid on account of the estimated Tenant's Share of the Increase in Operating Costs exceeds the certified Tenant's Share of the Increase in Operating Costs.

     (d) If Landlord and Tenant disagree on the accuracy of Tenant's Share of the Increase in Operating Costs as set forth in the Statement, Tenant shall nevertheless make payment in accordance with any notice given by Landlord, but the disagreement shall immediately be referred by Landlord for prompt decision by a mutually acceptable public accountant or other professional consultant who shall be deemed to be acting as expert and not as an arbitrator, and a determination signed by the selected expert shall be final and binding on both Landlord and Tenant. Any adjustment required to any previous payment made by Tenant or Landlord by reason of any such decision shall be made within fourteen (14) days after the decision. If the adjustment calls for a credit to Tenant equal to 3% or more of the payments made but disputed by Tenant, Landlord will pay the cost of the expert; otherwise Tenant will pay the cost of the expert.

     (e) Neither party may claim a readjustment in respect of Tenant's Share of the Increase in Operating Costs for any year if based upon any error of computation or allocation except by notice delivered to the other party within ninety (90) days after the date of delivery of the Statement for such year. Upon written request from Tenant within the 90-day period, Landlord will provide reasonable documentation verifying Tenant's Share of the increase in Operating Costs.

     (f) Notwithstanding anything to the contrary set forth in this Section 4, for the purposes of calculating Tenant's Share of the Increase in the Operating Costs "Controlled Expenses" (as hereinafter defined) shall not exceed the "Maximum Controlled Expenses" (as hereinafter defined). "Controlled Expenses" shall mean all Operating Costs except those attributable to utilities, if any, not separately billed to Tenant or another tenant in the Building, Taxes, costs of insurance, including, without limitation, liability insurance, business interruption insurance, casualty insurance and worker's compensation insurance, and costs of compliance with any laws, rules or regulations. If Landlord is managing the Building Complex itself the management fees included within Operating Expenses shall be a Controlled Expense.

"Maximum Controlled Expenses" shall mean: (a) for calendar year 2000, the full amount of the actual expenses for Controlled Expenses as determined in accordance with the foregoing provisions; (b) for calendar year 2001 and each calendar year thereafter, the prior calendar year's Maximum Controlled Expenses multiplied by 1.05. The limitations described above shall be a limitation only on the calculation and passthrough to Tenant of Tenant's Share of the Increase in the Operating Costs. Landlord may, in accordance with advice from its accountants and other professionals, reasonably contest any utility rate increases associated with the Building and/or tax assessments and to apply for all rebates to which it is entitled so long as it has knowledge thereof. The costs of all such contests and applications shall be included in Operating Costs however, any penalties or fines in connection with such amounts shall not be so included. To the extent any rebates or refunds are actually received by Landlord, they shall be applied to reduce the total Operating Costs for the year in which such amounts are received. if any such amounts attributable to periods during the term hereof are received by Landlord following the expiration of the term hereof (according to its terms and not as a result of an Event of Default, as hereinafter defined), Landlord agrees to forward to Tenant any amounts to which Tenant is entitled as and when received notwithstanding the fact that this Lease has so expired, provided Tenant has given to Landlord a valid forwarding address.

Section 4.5. Reduction in the Event of Casualty or Taking by Eminent Domain. If
             --------------------------------------------------------------
any part of the Building is taken by condemnation or in any other manner for any public or quasi-public use or purpose (other than temporary use or occupancy) or damaged or destroyed by fire or other casualty, and if the Term shall continue in force as to any part of the Leased Premises, Landlord's Operating Cost Limitation shall be equitably reduced, permanently or temporarily, as appropriate, to take into account any decrease In Operating Costs attributable to such taking or damage or destruction.


ARTICLE 5. CONDUCT OF BUSINESS BY TENANT

     Section 5.1. Use of Leased Premises. Tenant shall use the Leased Premises
                  ----------------------
solely for general office use and for the purpose set forth in Article 1 above and for no other purpose.

     Section 5.2. Compliance with Laws and Requirements of Public Authorities.
                  -----------------------------------------------------------

     (a) At all times during the Term, Tenant shall give prompt notice to Landlord of any notice Tenant receives of the violation of any law or requirement of any public authority affecting the Leased Premises or the Building. Tenant, at its sole cost and expense, shall comply with all laws and requirements of public authorities, which, with respect to the Leased Premises or the use, condition or occupancy thereof, or the abatement of any nuisance, shall impose any violation, order or duty on Landlord or Tenant, arising from
(i) Tenant's use of the Leased Premises; (ii) the manner of conduct of Tenant's business or operation of its installations, equipment or other property in the Leased Premises; (iii) any cause or condition created by or at the insistence of Tenant; or (iv) breach of any of Tenant's obligations under this Lease.

     (b) Tenant shall not do, permit or suffer any act or thing to be done in or to the Leased Premises which is immoral or contrary to law or in violation of the certificate of occupancy issued for the Building.

     (c) Tenant agrees that it shall not keep, use, sell or offer for sale in or upon the Leased Premises any article which may be prohibited by the then-available standard forms of fire insurance policies with extended coverage. Tenant agrees to pay any increase in premiums for insurance that may be charged during the Term on the amount of such insurance which may be carried by Landlord on the Leased Premises or the Building resulting from the type of business conducted by Tenant in the Leased Premises, whether or not Landlord has consented to that business. Landlord acknowledges that use of the Premises for uses that are considered general office uses and a computer and telecommunications equipment room will not result in an increase in Landlord's insurance premiums. In determining whether increased premiums are the result of Tenant's use of the Leased Premises, a schedule issued by the organization making the insurance rate on the Leased Premises and showing the various components of such rate shall be conclusive evidence of the several items and charges which make up the insurance rate on the Leased Premises.

     (d) Tenant shall pay as Additional Rent all costs, expenses, fines, penalties or damages which may be imposed upon Landlord by reason of Tenant's failure to comply with the provisions of this Section.

     (e) The judgement of any court of competent jurisdiction or the admission by Tenant, whether Landlord is a party to the proceeding or not, that Tenant has violated any law or requirement of public authorities affecting the Building or the Leased Premises shall be conclusive of such violation as between Landlord and Tenant.

     (f) Tenant shall strictly comply with all statutes, laws, ordinances, rules, regulations, and precautions now or hereafter mandated or advised by any federal, state, local or other governmental entity with jurisdiction over the Premises with respect to the use, generation, storage, or disposal of any hazardous or toxic material regulated by any federal, state or local governmental entity (collectively "Hazardous Materials"). Tenant shall not cause, or allow anyone else to cause, any Hazardous Materials to be used, generated, stored or disposed of in, on or about the Premises or any improvements now or hereafter constructed therein, except for hazardous or toxic substances in small quantities as are typically used in an office space or in a computer and telecommunications equipment room, but which are used, stored and disposed of in strict compliance with all applicable laws, without the prior written consent of Landlord, which consent may be withheld in the sole discretion of Landlord, and which consent may be revoked at any time. Tenant's indemnification of Landlord pursuant to this Lease shall extend to all liability, including all foreseeable and unforeseeable consequential damages, directly or indirectly arising out of the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming by, through or under Tenant, including, without limitation, the cost of any required or necessary repair, cleanup, or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following the termination of this Lease, to the full extent that such action is attributable, directly or indirectly, to the use, generation, storage, or disposal of Hazardous Materials by Tenant or any person claiming by, through or under Tenant. Neither the written consent by Landlord to the use, generation, storage, or disposal of Hazardous Materials nor the strict compliance by Tenant with all statutes, laws, ordinances, rules, regulations, and precautions pertaining to Hazardous Materials shall excuse Tenant from Tenant's obligation of indemnification. In the event Tenant is in breach of the covenants herein, after notice to Tenant and the expiration of the cure period permitted under applicable law, regulation, or order, Landlord may, in its sole discretion, declare Tenant to be in default under this Lease and/or cause the Premises to be free from the Hazardous Materials and such cause shall be deemed Additional Rent hereunder and shall immediately be due and payable from Tenant.

     (g) Landlord shall have the express right, but no more frequently than once each calendar year during the lease term, and sixty (60) days prior to the termination or other expiration of this Lease, to conduct an environmental investigation at the Leased Premises (and at any other part of the Building which Tenant utilizes for any operation, equipment or supplemental system). if either Tenant installs a UPS system or backup generator in or on the Building, or Landlord has a reasonable basis to believe that there may be a problem involving Hazardous Materials in the Premises or Building caused by Tenant, its agents, invitees, employees or contractors, or resulting from Tenant's use of the Premises, then Tenant will pay, as Additional Rent within fifteen days of receipt of an invoice therefore, the cost of the first environmental investigation thereafter conducted by Landlord. If the first environmental investigation details no contamination (or any other violation or any applicable Hazardous Material law or applicable law, rule or regulation of a governmental entity with jurisdiction over the Premises) that was caused by Tenant, its agents, invitees, employees or contractors, or resulted from Tenant's use of the Premises, then the cost of any environmental investigation conducted thereafter shall be borne by Landlord unless such later environmental Investigation discloses any contamination or violation of applicable laws (provided such violation or contamination was caused by Tenant, its agents, invitees, employees or contractors, or resulted from Tenant's use of the Premises). Tenant will pay, as Additional Rent within fifteen days of receipt of an invoice therefore, the cost of the first environmental investigation and any subsequent environmental investigation which reveals a violation of any applicable Hazardous Material law or applicable law, rule or regulation of a governmental entity with jurisdiction over the Premises that was caused by Tenant, its agents, invitees, employees or contractors, or resulted from Tenant's use of the Premises. If contamination (or any other violation of any applicable Hazardous Material law or applicable law, rule or regulation of a governmental entity with jurisdiction over the Premises) is found and was caused by Tenant, its agents, invitees, employees or contractors, or resulted from Tenant's use of the Premises, Tenant will immediately remediate the contamination. Tenant shall indemnify and hold Landlord harmless against and from any and all claims, liability, damage, penalties, actions, demands or expenses of any kind or nature (including attorney's fees), without limitation damage to any property and injury (including death) to any person, arising from Tenant's breach of this Lease, Tenant's use of the Premises for the conduct of its business, or from any activity, work or other thing done, permitted or suffered by Tenant or omission of Tenant in and about the Premises. It shall further indemnify and hold Landlord harmless against and from any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease or arising from any act or any of the foregoing acts or omissions by any of Tenant's agents, employees, contractors, subcontractors or invitees, or from any litigation concerning any of the foregoing in which Landlord is made a party defendant, and from and against all costs, attorneys fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. Except as limited by Sections 10.3 and 10.4 below Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause other than Landlord's sole negligence.

     Section 5.3. Rules and Regulations.
                  ---------------------

     (a) Tenant and its agents, employees, contractors and invitees shall faithfully observe and comply with the Rules and Regulations attached as
Exhibit D, and such reasonable changes to them, whether by modification,
---------
elimination or addition, as Landlord from may make time to time for the use, safety, cleanliness, and care of the Leased Premises and the Building, and the comfort, quiet, and convenience of occupants of the Building provided that such changes do not unreasonably interfere with Tenant's operation in the Premises. Such changes shall be effective upon written notice from Landlord to Tenant. In the case of any conflict or inconsistency between the provisions of this Lease and any of the rules and regulations as originally promulgated or as changed, the provisions of this Lease shall control. (The rules and regulations, as changed in accordance with this Section from time to time, are called the "Rules and Regulations.")

     (b) Nothing contained in this Lease shall be construed to impose upon Landlord any liability for the failure of any other tenant or other party to comply with the Rules and Regulations or the provisions in any other lease, but Landlord shall use reasonable efforts to enforce the Rules and Regulations uniformly.

     Section 5.4. Permitted Weight Loads. Tenant shall not place in or move
                  ----------------------
about the Leased Premises any article the weight of which exceeds the maximum floor load limit for the Building, which is 100 pounds per square foot, without Landlord's prior written consent, which consent shall not be unreasonably withheld. If Tenant proposes to bring any article exceeding this limit into the Building, Landlord may engage an engineering consultant to advise Landlord regarding the placement of the article and any requirements to support the weight, and Tenant shall pay the fees of that consultant, any costs necessary to comply with the consultant's recommendations, and any other costs incurred by Landlord as a result of moving or placing the article in the Leased Premises.

     Section 5.5. Signage. Tenant shall not install any sign in any window of
                  -------
the Leased Premises or any sign elsewhere in the Leased Premises which is visible from the exterior of the Building. Any signs of Tenant in the Common Area (as defined in Section 6.1) shall conform to the Building standard and shall be subject to Landlord's prior written approval, which consent shall not be unreasonably withheld. Tenant shall have the right to install, at Tenant's sole cost and expense, a sign on the exterior of the Building, provided: (i) Tenant makes the requisite submittals to Landlord required under Section 7.2 of this Lease or in connection with the approval of Tenant's Work; (ii) Tenant obtains any and all requirements of any governmental or quasi-governmental authority with jurisdiction over the Building; and (iii) Tenant pays all costs, fees and expenses in connection with the installation, maintenance, operations, repair and removal of the sign (at the end of the Term). The size, location, method of installation and all other matters in connection with the exterior sign are subject to Landlord's prior written consent which will not be unreasonably withheld.


ARTICLE 6. COMMON AREA

     Section 6.1. Control of Common Area.
                  ----------------------

     (a) As used in this Lease, the term "Common Area" shall mean that part of the Building designated by Landlord as parking areas, sidewalks, landscaping, curbs, driveways, delivery passages, private streets and alleys, lighting facilities, and the like.

     (b) Landlord grants Tenant a non-exclusive license for the Term to use and occupy in common with the invitees of Landlord and Tenant and such other persons as Landlord and Tenant shall designate, the Common Area, subject to the terms and conditions of this Lease and to reasonable Rules and Regulations prescribed from time to time by Landlord. Tenant shall not solicit business within the Common Area or distribute handbills or take any action which would interfere with the rights of other persons to use the Common Area.

     (c) Landlord reserves the right, at any time and from time to time, without incurring any liability to Tenant to change the arrangement, dimensions, and/or location of the Common Areas. In such event. Landlord shall repair any physical damage caused to the Leased Premises. Tenant shall, at all times, have access to the Leased Premises, and no such changes shall unreasonably interfere with Tenant's normal business operations in the Leased Premises, and Landlord shall use reasonable efforts during any construction associated with any such change to prohibit any unreasonable interference with Tenant's normal business operations in the Leased Premises.

     Section 6.2. Parking. During the Term, Tenant and its employees shall have
                  -------
the right to use the number of parking spaces stipulated in Article 1, all on an unassigned basis and subject to the terms and conditions of this Lease and to reasonable Rules and Regulations prescribed from time to time by Landlord, including the designation of specified areas (which may change from time-to-time, but in no event will be located outside a three block radius of the Building) in which automobiles operated by Tenant and its employees shall be parked. Notwithstanding the foregoing, Landlord in its sole and absolute discretion, shall have the right to reduce the number of parking spaces stipulated in Article 1, to no less than eight (8) spaces by delivering written notice to Tenant of such reduction, which reduction will take effect thirty (30) days after Landlord delivers written notice to Tenant. Upon request of Landlord, Tenant shall furnish to Landlord a complete list of the license numbers of all automobiles operated by Tenant and its employees. Tenant shall pay to Landlord a parking fee for the parking spaces (the "Fee") In the amount of Thirty Five Dollars ($35.00) per space per month plus a fiat fee for the Exclusive Spaces (as defined below) of Three Hundred Fifteen Dollars ($315). The Fee shall equal the monthly charge per parking space set forth above multiplied by the number of parking spaces to which Tenant is then entitled plus Three Hundred Fifteen Dollars ($315) for the Exclusive Spaces. All payments of the Fee shall be made as Additional Rent in advance, without notice or set off, at Landlord's Notice Address, or at such place as Landlord from time to time designates in writing. Tenant shall pay the Fee on the Commencement Date and on the first day of each succeeding calendar month during the initial Term or any extension thereof. If Tenant takes occupancy of the Premises on a day other than the first day of a calendar month, the Fee for the fractional month shall be prorated on a daily basis and shall be paid on the date Tenant takes occupancy of the Premises. If Tenant fails to pay the Fee in a timely manner, Landlord shall have all rights and remedies afforded it under
Section 16 hereof. The Fee for the parking spaces shall be due and payable in full each month regardless of whether Tenant actually uses all or only a portion of the parking spaces allocated for Tenant each month. Provided Tenant is not in default under this Lease beyond any applicable cure period, Landlord will designate that specific area located immediately contiguous to the east of the Building (but to the west of the alley adjacent to thereto), as depicted on Exhibit C, for Tenant's exclusive use during the Term of this Lease (the "Exclusive Spaces") for parking spaces in addition to those noted above, and for location of Tenant's Generator Pad authorized under the Rider.


ARTICLE 7. REPAIRS, ALTERATIONS AND MECHANICS' LIENS

     Section 7.1. Repairs.
                  -------

     (a) Landlord, at its expense, shall make all necessary repairs, interior or exterior, structural or otherwise, to keep the Building, including building equipment and systems, in good order and repair, excluding, however, all repairs which Tenant is obligated to make pursuant to this Section 7.1. Tenant shall give Landlord prompt notice of any defective condition in any plumbing, heating system or electrical lines located in, servicing or passing through the Leased Premises, and following such notice, Landlord shall remedy the condition with due diligence, subject to unavoidable delay, but at the expense of Tenant if repairs are necessitated by damage or injury attributable to Tenant, Tenant's servants, agents, employees, invitees, or licensees; provided, however, that no liability of Landlord to Tenant shall accrue under this Lease unless and until Tenant has given notice to Landlord of the specific repair to be made.

     (b) Tenant, at its sole cost and expense, shall take good care of the Leased Premises, including all building equipment and systems located in and exclusively serving the Leased Premises and Tenant's property and fixtures. Tenant shall be solely responsible for all maintenance, repairs and replacement of the roof of the Building. Tenant shall make and be responsible for all repairs, interior or exterior, structural or otherwise, as and when needed to preserve the Leased Premises, including such building equipment and systems, and Tenant's property and fixtures, in good working order and condition, the need for which arises out of (i) the performance or existence of any alteration or modification to the Leased Premises made by Tenant, (ii) the installation, use or operation of Tenant's property or fixtures, (iii) the moving of Tenant's property or fixtures in or out of the Building or in and about the Leased Premises, (iv) the acts, omission, negligence or misuse by Tenant or those holding under Tenant, or their use or occupancy or manner or use or occupancy of the Leased Premises or (v) as may be required by Article 5. All repairs made by or on behalf of Tenant shall be made and performed in conformity with the provisions of Section 7.2 and shall be at least equal in quality and class to the original construction of the Leased Premises. If Tenant fails after 10 days' notice by Landlord to proceed with due diligence to make repairs required to be made by Tenant, the same may be made by Landlord at the expense of Tenant, and the expenses of those repairs incurred by Landlord shall be reimbursed immediately as Additional Rent after submission of a bill or statement for such repairs.

Section 7.2. Alterations.
             -----------

     (a) Tenant shall make no alterations, additions, or improvements in or to the Leased Premises without Landlord's prior written consent which consent will not be unreasonably withheld. Landlord will make good faith and commercially reasonable efforts to respond within five (5) business day to any requested alteration, addition or improvement proposed by Tenant, unless greater time is required to allow engineers or other specialists time to review the submittal. Any notice from Landlord stating that Landlord does not consent to any proposed installation, alteration or improvement will specify the reasons for the objection. Any contractors and sub-contractors chosen by Tenant to perform the work in the Building or Leased Premises must be approved in advance by Landlord, which consent will not be unreasonably withheld, unless the alteration, addition or improvement involve the structural components of the Building or the Building systems, in which case Landlord, in its sole discretion, shall have the right to require Tenant to hire contractors regularly engaged by Landlord to perform work in the Building. Before making any alterations, additions, installations or improvements, Tenant, at its expense, shall obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Landlord. Tenant agrees to carry and to cause all contractors and sub-contractors hired by Tenant to carry such workmen's compensation, general liability, personal and property damage insurance as Landlord may reasonably require, and Landlord shall be named as an additional insured on each of these policies. An increase in any taxes as a result of such alterations by Tenant shall be paid by Tenant.

     (b) All fixtures and all paneling, partitions, railings and like installations, alterations, additions and improvements installed in the Leased Premises or on the Building at any time (including, but not limited to, those items installed pursuant to Tenant's Work), either by Tenant or by Landlord on Tenant's behalf, shall become the property of Landlord and shall remain upon and be surrendered with the Leased Premises unless Landlord, by notice to Tenant no later than 20 days prior to the date fixed as the Expiration Date (or in the event of termination of this Lease in advance of the Expiration Date, by notice to Tenant given with the notice of termination), elects to have them removed by Tenant, in which event, the same shall be removed from the Leased Premises by Tenant. Notwithstanding the foregoing, Landlord will make its election regarding removal of improvements at the time Landlord approves such improvements if such election by Landlord is expressly requested in writing by Tenant at that time and only in respect to certain specific improvements as determined by Landlord in its sole discretion. Notwithstanding the foregoing and provided that the following items can be disconnected from any Building system without the need for rewiring or reworking (as opposed to capping off a supplemental system in connection with its removal) any Building system, or would require Landlord to replace such Item to return the Building to a good and working condition, then Tenant shall have the right to remove the supplemental generator, supplemental HVAC unit, and the UPS system, if any, installed by Tenant as authorized under this Lease. Nothing in this Section shall be construed to give Landlord title to or to prevent Tenant's removal of trade fixtures, movable office furniture and equipment (including, without limitation, Tenant's backup generators, UPS system and portable HVAC units), but upon removal of any such furniture, equipment and trade fixtures from the Leased Premises, Tenant shall return the Leased Premises in a good and working condition which, at a minimum requires: (i) a HVAC system, in a good and working condition, suitable to serve the entire Building for general office purposes; (ii) capacity for electric current to the Building, with a step down capability to provide 8 watts per square foot in the Leased Premises for normal office lighting and business machines which operate on standard 110 voltage; and (iii) all other Building systems be in a good and working condition to allow Landlord to utilize the Building for standard office uses. Tenant will repair any damage to the Leased Premises or the Building due to such removal. All property that was permitted or required to be removed by Tenant at the end of the Term but which remains in the Leased Premises shall be deemed abandoned and, at the election of Landlord, Landlord may either retain the property as Landlord's property or remove the property from the Leased Premises at Tenant's expense. Notwithstanding any other provision of this Lease or the Rider to the contrary, Tenant shall have no right to remove any installation, alteration, addition or improvement if the removal of such item would: (i) necessitate rewiring or reworking any Building system (as opposed to capping off a supplemental system in connection with its removal); or (ii) require Landlord to replace such item to return the Building to a good and working condition as described above.

          Section 7.3. Mechanics' Liens.
                       ----------------

          (a) Tenant shall pay, before delinquency, all costs for work done or caused to be done by Tenant in the Leased Premises which could result in any lien or encumbrance on all or any part of Landlord's interest in the Building; shall keep the title to the Building free and clear of any lien or encumbrance in respect to such work; and shall indemnify and hold harmless Landlord against any claim, loss, cause of action, cost, demand, damages, judgment and legal or other expense (including without limitation attorneys' fees), whether in respect of any lien or otherwise, arising out of the supply of material, services or labor for such work. Tenant shall immediately notify Landlord of any such lien, claim of lien or other action of which it has or reasonably should have knowledge and which affects the title to the Building, and shall cause the same to be removed or bonded over as authorized by law within five (5) days (or such additional time as Landlord may consent to in writing). If Tenant fails to do so, Landlord may take such action as Landlord deems necessary to remove the same, and the entire cost of that action shall be immediately due and payable by Tenant to Landlord as Additional Rent.

          (b) Notwithstanding the foregoing, if Tenant shall desire to contest any lien or claim of lien, it shall have the right to do so on the condition that Tenant shall furnish Landlord, within the time stated above for removal of such lien or claim of lien, security in an amount not less than that required by statute in a form reasonably acceptable to Landlord, plus estimated costs, and if final judgment establishing the validity or existence of a lien for any amount is established, Tenant shall immediately pay and satisfy the same.

          (c) At least 10 days prior to the commencement of any work by Tenant on the Leased Premises, Tenant shall provide Landlord with written notice of the proposed work and the names and addresses of the persons supplying labor and materials for the proposed work so that Landlord may avail itself of the provisions of statutes such as Colo. Rev. Stat. 38-22-105(2). During any such work, Landlord or its representatives shall have the right to enter and inspect the Leased Premises at reasonable times after notice as required by Section 12.1, and shall have the right to post and keep posted thereon notices such as those provided for by Colo. Rev. Stat. 38-22-105(2) and to take any further action which Landlord may deem to be proper for the protection of Landlord's interest in the Leased Premises.


     ARTICLE 8. UTILITIES AND BUILDING SERVICES

          Section 8.1. Utilities and Services Provided.
                       -------------------------------

          (a) Subject to limitations and restrictions imposed by federal, state and/or local authorities and so long as Tenant is not in default under the terms of this Lease, Landlord shall furnish or cause to be furnished domestic cold and temperate water for the operation of lavatories and ordinary drinking fountains in the Building.

     (b) Tenant shall purchase, install, maintain, repair and replace, as necessary, all light bulbs and fluorescent and other lighting tubes and ballasts used in the Leased Premises. Landlord shall purchase, install, maintain, repair and replace, as necessary, all light bulbs and fluorescent and other lighting tubes and ballasts used in the common areas of the Building, and the cost of such items and service shall be included in Operating Costs. Landlord may, at intervals not shorter than 75% of the rated life of the fluorescent tubes being used, cause all such tubes to be replaced at the same time, so as to maintain full operating efficiency and so as to avoid the undue expense of piecemeal replacement. No fluorescent tubes, other than standard warm and white types, may be used.

     (c) If heat generating machines or equipment (other than standard office equipment, such as typewriters, calculators, and small reproduction machines) are used in the Leased Premises which affect the temperature otherwise maintained by the air-conditioning system, Tenant (provided it complies with the requirements of Section 7.2 hereof) shall have the right to install supplementary air-conditioning units for the Leased Premises at the expense of Tenant, and Tenant will bear the cost of operating such equipment. Any air-conditioning units required for Tenant's computer systems shall be installed at the expense of Tenant, and the costs of operation and maintenance shall be paid by Tenant.

     (d) If Tenant uses or consumes water for any purposes other than ordinary drinking and lavatory purposes, or in unusual quantities (of which fact Landlord shall reasonably judge), Landlord may install a water meter at Tenant's expense which Tenant shall thereafter maintain at Tenant's expense in good working order and repair to register such water consumption. Tenant shall pay for water consumed as shown on such meter as Additional Rent as and when bills are rendered, and on Tenant's default in making such payment, Landlord may pay such charges and collect the same as additional rent from Tenant. Such a meter shall also be installed and maintained at Tenant's expense if required by law or governmental order. Tenant shall not waste or permit the waste of water.

     (e) Landlord and Tenant hereby acknowledge and agree that Tenant has already contracted for and replaced the current electric transformer serving the Building with a 480 volt transformer to serve the Leased Premises. Tenant hereby acknowledges and agrees: (i) Landlord has no obligation or responsibility to provide any capacity for electric current to the Leased Premises; (ii) Landlord has no obligation or responsibility to provide any electricity service to the Leased Premises; and (iii) Tenant will provide electric capacity to the Leased Premises at the expiration or early termination of this Lease, as provided in
Section 7.2(b), with a step down capability of 6 watts per square foot in the Leased Premises for normal office lighting and business machines which operate on standard 110 voltage. Subject to Landlord's review and approval as required under this Lease and compliance with all laws, rules, regulations and codes applicable to the Building, Tenant shall have the right to provide additional capability for electric current to the Leased Premises. Landlord shall cooperate with Tenant in connection with any such request by Tenant for additional power.

     Section 8.2. Interruption of Services. Landlord does not warrant that any
                  ------------------------
service will be free from interruptions caused by repairs, improvements, changes of service, alterations, strikes, lockouts, labor controversies, accidents, inability to obtain fuel, water or supplies or other cause beyond the reasonable control of Landlord. No such interruption of service shall be deemed an eviction or disturbance of Tenant's use and possession of all or any part of the Leased Premises, or render Landlord liable to Tenant for damages, by abatement of rent or otherwise except as specifically provided below, or relieve Tenant from performance of Tenant's obligations under this Lease. Tenant hereby waives and releases all claims against Landlord for damages for interruption or stoppage of service.

     Notwithstanding the provisions of this subsection above, if utility service to the Leased Premises is interrupted so that Tenant is prevented from using the Leased Premises for Tenant's normal business operations for five consecutive business days, and the cause is within Landlord's control, then Fixed Rent shall abate beginning with the sixth business day and continuing until service is restored, and if any such interruption causes the Leased Premises or any material portion thereof to be unusable for Tenant's normal business operations for more than ninety (90) consecutive days, Tenant shall have the right to terminate this Lease by notice to Landlord given after the 90th day and prior to the time, if at all, such services are restored, in which event both parties shall be relieved of all further obligations hereunder. However, Tenant will not be entitled to any abatement of Fixed Rent if the interruption in utility service arises from (i) any renovation or alteration to the Leased Premises conducted by Tenant or at Tenant's request, (ii) any wrongful act or negligence on the part of Tenant or its contractors, agents, employers or representatives, or (iii) the failure by Tenant to timely pay any charges for such service and all other Rent due under this Lease. (For purposes of this Lease, the Term "business day" means any day other than a Saturday, Sunday or Legal Holiday.)

     Section 8.3. Energy Conservation and Security Policies. Landlord shall be
                  -----------------------------------------
deemed to have observed and performed the terms and conditions to be performed by Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, or requirement of a governmental or quasi-governmental authority serving the public interest in the fields of energy conservation or security.


ARTICLE 9. TENANT'S PROPERTY TAX AND OTHER TAXES

     In addition to the Fixed Rent and other Additional Rent to be paid by Tenant under this Lease, Tenant shall reimburse Landlord, upon demand, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of Landlord and Tenant: (a) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of all or any part of the Leased Premises; or (b) upon the measured value of Tenant's personal property located in the Leased Premises, It being the intention of Landlord and Tenant that, to the extent possible, such personal property taxes shall be billed to and paid directly by Tenant; or (c) upon this transaction. Any reimbursement referred to above shall be collectible by Landlord as Additional Rent under this Lease.


ARTICLE 10. INSURANCE AND INDEMNITY

     Section 10.1. Landlord's Insurance. Landlord shall keep in force and effect
                   --------------------
(a) a policy of general liability, including bodily injury and property damages insurance with limits in the amount of not less than $1,000,000 for any occurrence and $2,000,000 policy aggregate; and (b) standard fire and extended coverage property insurance covering the full replacement cost of the Building (excluding Tenant Work but including the roof).

     Section 10.2. Tenant's Insurance. At all times Tenant shall keep in full
                   ------------------
force and effect a policy of general liability, including bodily injury and property damage insurance with respect to the Leased Premises, in such limits as reasonably required from time to time by Landlord. The limits of general liability insurance on the Commencement Date shall be not less than $1,000,000 for any occurrence and $2,000,000 policy aggregate. These policies shall name Landlord and any person, firm or corporation designated by Landlord as additional insureds, and shall contain a clause that the insurer will not cancel or change the insurance without, first giving Landlord 30 days' prior written notice. The insurance shall be written by an insurance company, licensed and qualified to do business in Colorado, which is reasonably acceptable to Landlord. A copy of the policy or a certificate of insurance shall be delivered to Landlord on or before the Commencement Date and each anniversary of the Commencement Date throughout the Term.

     Section 10.3. Indemnity and Non-Liability.
                   ---------------------------

     (a) Neither Landlord nor Landlord's agents, employees, contractors, officers, directors, shareholders, partners, or principals (disclosed or undisclosed) shall be liable to Tenant or Tenant's agents, employees, contractors, invitees, or licensees or any other occupant of the Leased Premises, and Tenant shall save Landlord, its successors and assigns and their respective agents, employees, contractors, officers, directors, shareholders, partners, and principals (disclosed or undisclosed) harmless for any loss, cost, liability, cause of action, claim, damage, expense (including reasonable attorneys' fees and disbursements), penalty, fine or judgment incurred in connection with or arising from any injury to Tenant or to any other person or for any damage to or loss (by theft or otherwise) of any of Tenant's property or of the property of any other person, irrespective of the cause of such injury, damage, or lose (including the acts or negligence of any tenant or of any owners or occupants of adjacent or neighboring property or caused by operations in construction of any private, public, or quasi-public work) unless due to the negligence or intentional acts of Landlord or Landlord's agents or employees. However, even if such loss or damage is caused by the negligence of Landlord, its agents or employees, Tenant waives, to the full extent permitted by law, any claim for consequential damages in connection therewith. Landlord and its agents and employees shall not be liable, to the extent of Tenant's insurance coverage, for any loss or damage to any person or property even if due to the negligence or intentionally tortious conduct of Landlord, its agents or employees.

     (b) Neither any(i) performance by Landlord, Tenant, or others of any repairs, improvements, alterations, additions, installations, substitutions, betterments, or decorations in or to the Building, Building equipment, or the Leased Premises, (ii) failure of Landlord or others to make any such repairs or improvements, (iii) damage to the Building, Building equipment, the Leased Premises, or Tenant's property, (iv) injury to any persons caused by other tenants in the Building, by operations in the construction of any private, public, or quasi-public work, or by any other cause, (v) latent defect in the Building, Building equipment, or the Leased Premises, nor (vi) inconvenience or annoyance to Tenant or injury to or interruption of Tenant's business by reason of any of the events or occurrences referred to in the foregoing subdivisions
(i) through (v) shall impose any liability on Landlord by Tenant, except such liability as may be imposed upon Landlord: (1) by law for Landlord's negligence or the negligence of Landlord or its agents or employees in the operation or maintenance of the Building or the Building equipment; or (2) for the breach by Landlord of any express covenant of this Lease on Landlord's part to be performed. No representation, guaranty, or warranty is made or assurance given that the security systems, devices, or procedures of the Building will be effective to prevent injury to Tenant or any other person or damage to, or loss (by theft or otherwise) of, any of Tenant's property or of the property of any other person, and Landlord reserves the right to discontinue or modify at any time such security systems or procedures, if any, without liability to Tenant. Landlord will provide Tenant with reasonable advance notice prior to discontinuing or modifying such security systems. Tenant acknowledges that, as of the date of this Lease, there is no security system in the Leased Premises. Landlord will not add a security system without Tenant's consent.

     (c) Subject to Paragraph 10.4 below, Tenant agrees to indemnify, defend, and hold Landlord, its employees, agents, and contractors harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, including any other tenant in the Building, to the extent caused by the acts or omissions of Tenant, its employees, agents or contractors. Subject to Paragraph 10.4 below, Landlord agrees to indemnify, defend, and hold Tenant, its employees, agents, and contractors harmless from all liability, costs, or expenses, including attorneys' fees, on account of damage to the person or property of any third party, including any other tenant in the Building, to the extent caused by the acts or omissions of Landlord, its employees, agents or contractors.

     (d) Tenant shall pay to Landlord as Additional Rent, within five days following rendition by Landlord to Tenant of bills or statements therefor, sums equal to all losses, costs, liabilities, causes of action, claims, damages, expenses, fines, penalties, and judgments referred to in this Section 10.3. Tenant hereby agrees to indemnify, defend and hold Landlord, its employees, agents and contractors harmless from all liability, costs and expenses, including attorneys' fees arising out of Tenant's default in the performance of any of the terms of this Lease.

     (e) Tenant's obligations under this Section 10.3 shall survive the expiration or earlier termination of this Lease.

     Section 10.4. Waiver of Subrogation. Notwithstanding any other provision of
                   ---------------------
this Lease to the contrary, Landlord and Tenant each hereby waive any right of recovery against the other party, its employees, agents, and contractors for any loss or damage that is caused by any peril covered by standard fire and extended coverage insurance or any other insurance actually carried (or required to be carried under this Lease) by the party suffering the loss or damage and in force at the time of such loss or damage. Landlord and Tenant shall cause their respective insurers to issue appropriate waivers of subrogation rights and endorsements to all policies of insurance carried in connection with the Building or the Leased Premises or the contents thereof. Tenant agrees to cause all other occupants of the Leased Premises claiming by, under, or through Tenant to execute and deliver to Landlord a waiver of claims as stated above and to obtain waivers of subrogation rights and endorsements as stated above.



     ARTICLE 11. DAMAGE BY CASUALTY

     Section 11.1. Notice. Tenant shall give immediate written notice to
                   ------
Landlord of any damage to the Leased Premises by fire or other casualty.

     Section 11.2. Restoration of Improvements.
                   ---------------------------

     (a) in the event the Leased Premises are damaged by fire or other casualty, unless this Lease is terminated as provided below, Landlord shall proceed with reasonable diligence, at its sole cost and expense, to repair the Leased Premises. If such repairs cannot, in Landlord's sole determination, be made within 120 days after the occurrence of such damage (without the payment of overtime or other premiums), Landlord shall notify Tenant within 30 days after such casualty of the approximate length of time Landlord estimates will be required to complete such repairs, and either party may terminate this Lease by written notice to the other within 15 days after Landlord notifies Tenant of the estimated time for completion of such repairs. Until any such repairs to the Leased Premises are completed, the Fixed Rent shall be abated in proportion to the part of the Leased Premises, if any, that is unusable by Tenant in the conduct of its business (but there shall be no abatement of Fixed Rent by reason of any portion of the Leased Premises being unusable for a period of five business days or less). If the fire or other casualty is due to the negligence or misconduct of Tenant, its agents, employees, contractors, or invitees, there shall be no abatement of Fixed Rent, and Tenant shall be liable to Landlord for the amount by which the cost of such repairs exceeds the insurance proceeds received by Landlord or the amount of insurance proceeds that would have been received by Landlord had Landlord maintained the insurance required under this Lease, whichever is greater. If any deadline for the giving of any notice required from Landlord under this Section or for the completion of repairs is delayed because of (a) insurance settlement procedures, (b) failure of any mortgagees to agree to or approve the repair, changes, deletions or additions in construction requested by Tenant, or (c) strikes, lockouts, casualties, acts of God, war, material or labor shortages, government regulations or control or other causes beyond the control of Landlord, then the period for the giving of such notice or the completion of such repair shall be extended for the amount of time Landlord is so delayed.

     (b) If the Building or the Leased Premises shall be totally destroyed or substantially damaged by a casualty or if insurance proceeds from any insured casualty shall not be made available to Landlord by the holder of any mortgages affecting the Building, then, in either event, Landlord may elect either to rebuild and repair the Building and the Leased Premises or to terminate this Lease, effective upon giving notice of such election, in writing, to Tenant within 30 days after the occurrence of such casualty. Without limiting the generality of the foregoing, the Building shall be deemed to have been substantially damaged if more than one-third of the rentable square feet of the Building (as stated In Article 1) has been damaged or destroyed or if the Building shall be so damaged that Landlord shall decide to demolish it. Damage to the Building or the Leased Premises caused by a casualty not covered by Landlord's insurance shall be deemed substantial if the cost of repairing such damage will, in Landlord's sole determination, exceed $50,000. Landlord's obligation to rebuild and repair under this Section shall in any event be limited to restoring the Building and the Leased Premises to substantially the condition in which they existed prior to the casualty. In no event shall Landlord be required to repair any of Tenant's leasehold improvements, fixtures, equipment, furniture, furnishings, and personal property, and Tenant agrees that, promptly after the completion of such work by Landlord, it will proceed with reasonable diligence and at its sole cost and expense to rebuild, repair, and restore its fixtures, equipment and other installations.

     Section 11.3. Damage During Last Year of Lease Term. Without limiting
                   -------------------------------------
Landlord's rights under Section 11.2, in the event the Leased Premises shall be substantially damaged, in Landlord's reasonable judgment, during the last year of the Term, Landlord may elect either to rebuild or repair the Leased Premises or to terminate this Lease effective upon giving notice of such election, in writing, to Tenant within 30 days after the happening of the fire or other casualty.


ARTICLE 12. RIGHTS RESERVED TO LANDLORD

     Section 12.1. Access to Leased Premises. Landlord and Landlord's agents
                   -------------------------
shall have the right (but shall not be obligated) to enter the Leased Premises in any emergency at any time, and to perform any acts related to the safety, protection or preservation of the Leased Premises. Landlord shall give such notice of such entry as is reasonable under the circumstances to prevent damage to or interfere with any of Tenant's equipment in the Leased Premises. At other reasonable times, and upon reasonable notice, Landlord and its agents may enter the Leased Premises to examine them and make such repairs, replacements and improvements as Landlord may deem necessary and reasonably desirable to the Leased Premises or to any other portion of the Building or for the purpose of complying with laws, regulations and other requirements of governmental authorities. Landlord may, during the progress of any work in the Leased Premises, take all necessary materials and equipment into the Leased Premises and close or temporarily suspend operation of entrances, doors, corridors, elevators or other facilities without such interference constituting an eviction. Tenant shall not be entitled to any abatement of Rent or any damages by reason of loss or interruption of business or otherwise during such periods. During such periods, Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Leased Premises for its normal business operations. Tenant shall at all times have access to the Leased Premises. Throughout the Term, Landlord shall have the right to enter the Leased Premises at reasonable hours, and upon reasonable notice, for the purposes of showing the same to prospective purchasers and mortgagees, and during the last six months of the Term, to prospective tenants. Also during the last six months of the Term, Landlord may place "For Rent" notices upon the Common Areas and exterior portions of the Building. If Tenant is not present to open and permit an entry into the Leased Premises, Landlord or Landlord's agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly, provided reasonable care is exercised to safeguard Tenant's property. Such entry shall not render Landlord or its agents liable, nor shall the obligations of Tenant under this Lease be affected by such entry unless Landlord fails to use reasonable care in such entry.

     Section 12.2. Relocation of Leased Premises. [Intentionally Omitted]
                   -----------------------------

     Section 12.3. Additional Rights. Landlord shall have the following
                   -----------------
additional rights exercisable without notice (except as provided below) and without liability to Tenant for damage or injury to property, personal business, all claims for damage being hereby released, and without effecting an eviction or disturbance of Tenant's use or possession of the Leased Premises or giving rise to any claim for setoffs or abatement of Rent. Landlord shall use reasonable efforts to minimize any interference with Tenant's use of the Leased Premises for its normal business operations and Tenant shall at all times have access to the Leased Premises:

     (a) Upon 30 days' notice, to change the name, number or designation by which the Building may be known;

     (b) To make such changes in or to the Building, including the Building equipment and systems, as Landlord may deem necessary or desirable, provided that any such change does not deprive Tenant of a reasonable means of access to the Leased Premises or interfere with the use of the Leased Premises, or interfere with any supplemental system installed by Tenant hereunder;

     (c) To have access to all mail chutes, if any, according to the rules of the United States Postal Service or any successor

     (d) To exclude or expel any peddler, solicitor or beggar at any time from the Leased Premises or the Building;

     (e) To approve the weight, size and location of safes, and other heavy articles in and about the Leased Premises and the Building or Tenant agreeing that Tenant shall not install such items until Tenant has obtained that approval in writing which approval shall not be unreasonably withheld;


ARTICLE 13. EMINENT DOMAIN

     Section 13.1. Taking of Leased Premises. If all of the Leased Premises
                   -------------------------
shall be taken for any public or quasi-public use under any statute or by right of eminent domain, or purchased under threat of such taking, this Lease shall automatically terminate on the date on which the condemning authority takes possession of the Leased Premises (the "Date of Taking"). If so much of the Leased Premises (but less than all) is taken as shall render the Leased Premises untenantable, Tenant shall have the right to terminate within thirty (30) days after the Date of Taking.

     Section 13.2. Partial Taking of Building. If only part of the Building is
                   --------------------------
taken or purchased as set out in Section 13.1, then:

     (a) If in the reasonable opinion of Landlord, substantial alteration or reconstruction (or demolition) of the Building is necessary as a result of the taking or purchase, whether or not the Leased Premises are or may be affected, Landlord shall have the right to terminate this Lease by giving Tenant at least thirty (30) days' written notice of such termination, and

     (b) If more than one-third of the rentable square feet of the Building is included in such taking or purchase, Landlord and Tenant shall each have the right to terminate this Lease by giving the other at least 30 days' written notice thereof.

     If either party exercises its right of termination under Section 13.1 or
13.2 (and any such right must be exercised within 30 days after the Date of Taking, failing which such right shall be deemed waived), this Lease shall terminate on the date stated in the notice, provided, however, that no such termination may occur later than 60 days after the Date of Taking.

     Section 13.3. Surrender. On the date of any termination under Section 13.1
                   ---------
or 13.2, Tenant shall immediately surrender to Landlord the Leased Premises and all interests under this Lease, and Tenant shall pay Landlord Rent through the date of termination (or through the Date of Taking, if such date shall not be the same as the date of termination).

     Section 13.4. Rent Adjustment for Partial Taking of Leased Premises. If any
                   -----------------------------------------------------
portion of the Leased Premises (but less than the whole thereof) is so taken, and no rights of termination conferred under this Article are timely exercised, the Term shall expire with respect to the portion so taken on the Date of Taking. In such event, the Rent thereafter payable under this Lease shall be adjusted pro rata by Landlord in order to account for the resulting reduction In the number of rentable square feet In the Leased Premises.

     Section 13.5. Awards. Upon any such taking or purchase, Landlord shall be
                   ------
entitled to receive and retain the entire award or consideration for the affected lands and improvements, and Tenant shall not have or advance any claim against Landlord for the value of its property or its leasehold estate of the unexpired Term, or for the costs of removal or relocation, or business interruption expense or any other damages arising out of such taking or purchase. Nothing in this Article shall give Landlord any interest in or preclude Tenant from seeking and recovering on its own account, a separate award from the condemning authority attributable to the taking or purchase of Tenant's trade fixtures and any tenant improvements paid for by Tenant, or the removal or relocation of its business and effects, or the interruption of its business, provided that Landlord's award is not diminished by the separate award. If any such award made or compensation paid to either party specifically includes an award amount for the other, the party first receiving the same shall promptly account therefor to the other.


ARTICLE 14. ASSIGNMENT AND SUBLETTING

     Section 14.1. Consent Required. Tenant shall not assign, mortgage, pledge,
                   ----------------
encumber or in any manner transfer this Lease or any part of the Leased Premises, or allow any third party to occupy the Leased Premises, without the prior written consent of Landlord in each instance, which Landlord shall not unreasonably withhold. Any attempt to do any of such acts without such consent shall be null and void and of no effect. A transfer of control of Tenant, including but not limited to a transfer of stock if Tenant is a corporation (unless pursuant to a legitimate capital restructuring, i.e. an IPO) shall be deemed an assignment under this Lease and shall be subject to all the provisions of this Article, including the requirement of obtaining Landlord's prior written consent. The consent by Landlord to any assignment, mortgage, pledge, encumbrance, transfer, subletting or occupancy by a third party shall not constitute a waiver of the necessity for such consent to any subsequent assignment, mortgage, pledge, encumbrance, transfer, subletting or occupancy by a third party. This prohibition against assigning, mortgaging, pledging, encumbering, transferring, subletting occupancy by a third party shall be construed to include a prohibition against any assignment, mortgage; pledge, encumbrance, transfer, subletting or occupancy by a third party by operation of law.

     If this Lease is assigned, or if all or any part of the Leased Premises or any part is sublet or occupied by anybody other than Tenant, Landlord may collect Rent from the assignee, subtenant or occupant, and apply the net amount collected to the Fixed Rent and Additional Rent reserved under this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, subtenant or occupant as tenant, or a release of Tenant from the further performance by Tenant of its covenants in this Lease.

     Notwithstanding any assignment, mortgage, pledge, encumbrance, transfer, sublease or occupancy by a third party, Tenant shall remain fully liable on this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease.

     Further, any consent to a sublease or other occupancy agreement shall be conditioned upon Landlord recovering fifty percent (50%) of the difference, if any, between the Fixed Rent paid by the sublessee or occupant (less brokerage commissions and tenant improvement allowance) over the Fixed Rent due the Landlord under this Lease, and any consent to an assignment shall be conditioned upon receipt of fifty percent (50%) of any premium fee or other charge paid by the proposed assignee to the Tenant.

     Tenant acknowledges and agrees that, without otherwise limiting the grounds under this Lease or applicable law on which Landlord may reasonably withhold its consent to any request by Tenant to assign this Lease or sublet the Leased Premises or otherwise transfer any interest in this Lease or right to occupy the Leased Premises, it shall be reasonable for Landlord to withhold its consent to any such request to an assignment, sublease or other transfer if,

          (1) the use of the Leased Premises contemplated by the proposed transferee would significantly increase the pedestrian and/or vehicular traffic in and around the Building or would generally not conform with the other tenant uses in the Building, or

          (2) The financial strength and business reputation of the proposed transferee is unacceptable to Landlord in its reasonable discretion.

Without limiting the generality of the foregoing, Tenant acknowledges that the Leased Premises may not be used for welfare agencies: medical offices; counseling clinics; employment agencies; parole offices; call services; telephone bank offices; governmental offices; travel agencies; merchandise sales; storage of merchandise; safe deposit businesses: recording, dance or music studios; labor unions; beauty salons or barber shops; schools; public stenographers' or typists' offices; businesses of photographic or multilith or multigraph reproductions or offset printing (not precluding, however, the use of part of a leased space for the tenant's own printing In connection with its own business operations); executive suites; preparation of food for sale on or off of the premises; sale of food; and businesses dealing generally with the public so as to generate a large amount of foot traffic within or around the Building.

     Notwithstanding anything to the contrary contained hereinabove In this
Section 14, Tenant shall have the right, without obtaining Landlord's prior written consent, to assign or sublease all or any portion of the Premises to the following parties on the following conditions: (A) Any subsidiary or affiliate of Tenant, provided Tenant owns a substantial interest In such affiliate or subsidiary; (B) Any parent corporation of Tenant; (C) Any subsidiary or affiliate of Tenant's parent corporation if such parent owns a substantial interest In such subsidiary or affiliate; or (D) Any corporation into which Tenant may be merged or consolidated or which purchases all or substantially all of the assets or stock of Tenant; provided that the resulting corporation has a net worth at least equal to Tenant's net worth as of the date hereof. Tenant's rights hereunder are further conditioned on: (i) Tenant continues to remain primarily liable on its obligations set forth herein; (ii) Any such subtenant and/or assignee shall assume and be bound by all obligations of Tenant for payment of all amounts of rental and other sums and the performance of all covenants required by Tenant pursuant to this Lease; (iii) Any such subtenant and/or assignee intends to operate the Premises in accordance with the usage restrictions of thIs Lease; and (iv) Not less than thirty (30) days prior to the effective date of such transaction, Tenant shall provide Landlord with copies of the documents evidencing such transaction and such evidence as Landlord may reasonably require to establish that such transaction falls within the terms and provisions of this subparagraph. A transfer of stock of Tenant shall not be deemed an assignment under this Lease unless such transfer (i) is made without receipt of adequate consideration therefor (including, without limitation, the value of services); and (ii) results in a change of control of management of Tenant. If Tenant becomes a publicly traded company, then in no event shall any transfer of stock via the publicly recognized over the counter exchange be deemed an assignment under this provision.


ARTICLE 15. BANKRUPTCY

     Section 15.1. Prior to Commencement Date. If at anytime prior to the
                   --------------------------
Commencement Date there shall be filed against Tenant by any third party in any court pursuant to any statute either of the United States or of any state a petition In bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property which is not dismissed within sixty (60) days, this Lease shall ipso facto be canceled and terminated, and in such event, neither Tenant
      ---- -----
nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court, shall be entitled to possession of the Leased Premises, and Landlord in addition to exercising the other rights and remedies provided in this Lease or in any statute or rule of law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant. If at any time prior to the Commencement Date there shall be filed by Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property or if Tenant makes an assignment for the benefit of creditors, this Lease shall ipso facto be canceled and terminated, and in such
                            ---- -----
event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court, shall be entitled to possession of the Leased Premises, and Landlord, in addition to exercising the other rights and remedies provided in this Lease or in any statute or rule of law, may retain as damages any Rent, Security Deposit or moneys received by it from Tenant or others on behalf of Tenant.

     Section 15.2. During the Term of this Lease. If on the Commencement Date or
                   -----------------------------
at anytime during the Term there shall be filed against Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency of for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property which is not dismissed within sixty (60) days, this Lease, at the option of Landlord may be canceled and terminated, and in such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Leased Premises but shall immediately surrender the Leased Premises to Landlord, and Landlord, in addition to exercising the other rights and remedies provided in this Lease or in any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant. If on the Commencement Date or at any time during the Term there shall be filed by Tenant in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency of for reorganization or for the appointment of a receiver or trustee or conservator of all or a portion of Tenant's property, or if Tenant makes an assignment for the benefit of creditors, this Lease, at the option of Landlord may be canceled and terminated, and in such event, neither Tenant nor any person claiming through or under Tenant or by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Leased premises but shall immediately surrender the Leased Premises to Landlord, and Landlord, in addition to exercising the other rights and remedies provided in this Lease or in any statute or rule of law, may retain as damages any Rent, Security Deposit, or moneys received by it from Tenant or others on behalf of Tenant.

     Section 15.3. Measure of Damages. In the event of the termination of this
                   ------------------
Lease pursuant to Section 15.1 or 15.2 above, Landlord shall be entitled to the same rights and remedies as set forth in Article 16.

     Section 15.4. Adequate Assurance of Future Performance. in the event of the occurrence of any of the events specified in this Article, if Landlord shall not choose to exercise, or by law shall not be able to exercise, its rights under this Lease to terminate this Lease upon the occurrence of such events, then, in addition to any other rights of Landlord allowed under this Lease or by law, Landlord shall not be obligated to provide Tenant with any of the services specified in Article 8, unless Landlord has received compensation in advance for such services, and the parties agree that Landlord's reasonable estimate of the compensation required with respect to such services shall control. Further, neither Tenant, as debtor-in-possession, nor any trustee or other person (referred to in this Lease as the Assuming Tenant ) shall be entitled to assume this Lease unless, on or before the date of such assumption, the Assuming Tenant
(x) cures, or provides adequate assurance that the latter will promptly cure, any existing default under this Lease, (y) compensates, or provides adequate assurance that the Assuming Tenant will promptly compensate, Landlord for any pecuniary loss, including, without limitation, attorneys' fees and disbursements, resulting from such default, and (z) provides adequate assurance of future performance under this Lease. The parties agree that, for such purposes, any cure or compensation shall be effected by the immediate payment of any monetary default or any required compensation, or the immediate correction or bonding of any nonmonetary default; any "adequate assurance" of such cure or compensation shall be effected by the establishment of an escrow fund for the amount at issue or by bonding; and "adequate assurance" of future performance shall be effected by the deposit of cash security in an amount equal to the sum of six (6) months' Fixed Rent for the calendar year immediately preceding such assignment plus an amount equal to any increase in Rent under Article 4 for the calendar year preceding the year in which such assumption is intended to become effective, which deposit shall be held by Landlord for the balance of the Term, without interest, as security for the full performance of all of Tenant's obligations under this Lease.

     Landlord and Tenant agree that the foregoing provision was a material part of the consideration for this Lease.



ARTICLE 16. TENANT'S DEFAULT

     Section 16.1. Events of Default. The occurrence of any of the following
                   -----------------
events shall constitute a default by Tenant under this Lease:

     (a) Tenant shall have failed to pay any installment of Rent within five days after written notice that such payment is overdue; provided, however, Tenant is not entitled to more than two (2) notices of delinquent payments during any calendar year and, if thereafter during such calendar year any Fixed Rent, Additional Rent or other monetary sum owing is not paid when due, an Event of Default shall automatically occur;

     (b) Tenant shall have failed to comply with any other, non-monetary obligation of Tenant under this Lease and Tenant shall have failed to cure such non-monetary default within 15 days after Landlord, by written notice, has informed Tenant of such noncompliance (except that In the case of a default which cannot with due diligence be cured within a period of 15 days, Tenant shall have such additional time to cure same as may reasonably be necessary, provided Tenant begins to correct the breach within the 15-day period and proceeds promptly, effectively, continuously and with due diligence to cure such default after receipt of said notice);

     (c) Tenant shall abandon the Leased Premises:

     (d) Whenever Tenant, Its employees, agents, mortgagees, invitees or any other individuals who are in or about the Building as a result of Tenant's presence In the Building have caused on more than one occasion material damage to the Building and such damage has not promptly and adequately been repaired at no cost to Landlord.

     Section 16.2. Termination or Re-Entry. In the event of any default by
                   -----------------------
Tenant, then, notwithstanding the fact that Landlord has or may have some other remedy under or by virtue of this Lease or in law or in equity, Landlord shall have the following remedies:

     (a) Landlord may give Tenant a notice of termination of this Lease (the "Termination Notice"), specifying a day not less than five days after Landlord gives Tenant the Termination Notice, and, upon the giving of the Termination Notice, this Lease and the Term and estate granted by it shall expire and terminate upon the day specified in the Termination Notice as fully and completely and with the same force and effect as if the day so specified were the Expiration Date, and all rights of Tenant shall terminate, but Tenant shall remain liable for damages as provided below.

     (b) Landlord, without further notice and without terminating this Lease, may enter upon, re-enter, possess and repossess itself of the Leased Premises, by force, summary proceeding, ejectment or otherwise, and may dispossess and remove Tenant and all other persons and property from the Leased Premises and may have, hold and enjoy the Leased Premises and the right to receive all rental and other income of and from the Leased Premises.

     (c) Landlord shall have the right of injunction, and Tenant agrees to pay the premium for any bond required in connection with such injunction.

     (d) Landlord shall be permitted to exercise any other rights or remedies set forth in this Lease or otherwise applicable to it by operation of law or contract.

     Section 16.3. Damages. Tenant covenants and agrees that in the event of the
                   -------
expiration or termination of this Lease or re-entry by Landlord under any of the provisions of this Article 16 or pursuant to law by reason of Tenant's default under this Lease, Tenant shall remain liable for all Rent (including any late charges Imposed under Section 3.3) accrued and unpaid to the date of such termination or re-entry. Landlord will use commercially reasonable efforts to mitigate its damages. Tenant shall also pay to Landlord as damages with respect to this Lease the following:

     (a) All expenses incurred by Landlord for legal costs, for attorneys' fees and disbursements incurred by Landlord in enforcing the performance by Tenant and in exercising the rights and remedies of Landlord under this Lease, whether or not Landlord resorts to formal litigation or other legal proceedings, and for any court costs; for reletting (including without limitation advertising and brokerage costs); for putting and maintaining the Leased Premises in good order condition and repair; for preparing the Leased Premises for reletting; and for all costs incurred in connection with the appointment of and performance by any receiver. If the new lease term extends beyond the Term or the premises covered thereby includes other premises not part of the Leased Premises, a fair apportionment of the reletting expenses will be made, and any rental concessions will be amortized over the term of the new lease, plus,

     (b) Sums equal to the Rent which would have been payable by Tenant had this Lease not been so terminated, or had Landlord not so re-rented the Lease Premises, payable upon the days specified in this Lease following such termination or such re-entry and until the Expiration Date of the Lease; provided, however, that if the Lease Premises shall be leased or re-let during said period, Landlord shall credit Tenant with the new rent, If any, received by Landlord from such leasing or re-letting, after first deducting from the gross rents as and when received by Landlord from such leasing or re-letting the expenses Incurred or paid by Landlord in terminating this Lease or of re-entering the Leased Premises and of securing possession thereof, as wall as the expense of leasing and re-letting, including altering and preparing any portion of the Leased Premises for new tenants, brokers' commissions and all other expenses properly chargeable against the Leased Premises and the rents for the Leases Premises. If the new lease term extends beyond the Term or the premises covered thereby includes other premises not part of the Leased Premises, a fair apportionment of the reletting expenses will be made, and any rental concessions wIll be amortized over the term of the new lease, as more fully described in subsection (a) above; but In no event shall Tenant be entitled to receive any excess of such net rental payments over the Rent payable by Tenant to Landlord under this Lease.

     At the election of Landlord, in lieu of collecting any or further monthly deficiencies as set forth in this subsection (b) above, Landlord shall be entitled to recover from Tenant, as liquidated damages for such breach, in addition to any damages becoming due under subsection (a) above, a sum which represents the excess, If any, of the present value of the aggregate of the Rent which would have been payable by Tenant for the period commencing with the date of the breach and ending with this Expiration Date of the Lease, had this Lease not so terminated or had Landlord not so re-entered the Leased Premises, minus the present reasonable fair market rental value of the Leased Premises for the same period, both discounted to the date of the default of an annual rate of not more than one point in excess of the discount rate as announced from time to time by the Federal Reserve Bank in Denver Colorado

     Suit or suits for the recovery of any and all damages or any installments of damage payments provided for under this Lease may be brought by Landlord from time to time at its election, and nothing contained in this Lease shall be deemed to require Landlord to postpone suit until the date when the Term would have expired if it had not been terminated under the provisions of this Article 16, or under provisions of any law, or had Landlord not re-entered the Leased Premises.


     Nothing contained in this Lease shall be construed as limiting or precluding the recovery by Landlord against Tenant of any damages to which Landlord may lawfully be entitled In any cause other than those particularly provided for above.



ARTICLE 17. SURRENDER

     Section 17.1. Possession. Upon the expiration or earlier termination of
                   ----------
this Lease, Tenant shall immediately surrender possession of the Leased Premises In as good a state and condition as they were entered into, reasonable wear and tear and casualty damage (other than that which Tenant is obligated to repair) excepted. Upon such surrender, all rights, title and interest of Tenant in the Leased Premises shall cease.

     Section 17.2. Trade Fixtures, Personal Property and Improvements. Subject
                   --------------------------------------------------
to Tenant's right under Article 8, after the expiration or other termination of this Lease, all of Tenant's trade fixtures, personal property, and improvements remaining in the Leased Premises shall be deemed conclusively to have been abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without notice or obligation to compensate Tenant or to account for same, and Tenant shall pay to Landlord on written demand all costs incurred by Landlord in connection with the property including, but not limited to, the costs of repairing any damage to the Building or the Leased Premises caused by removal of such property. Tenant's obligations under this Section shall survive the expiration or earlier termination of this Lease.


     Section 17.3. Merger. The voluntary or other surrender of this Lease by
                   ------
Tenant or the cancellation of this Lease by mutual agreement of Tenant and Landlord shall not work a merger, and, at Landlord's option, shall terminate all or any subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord's option under this Section shall be exercised by notice to Tenant and all known sublessees or subtenants in the Leased Premises.


     Section 17.4. Payments After Termination. No payments of money by Tenant to
                   --------------------------
Landlord after the expiration or other termination of the Term shall reinstate, continue or extend the Term or make ineffective any notice given to Tenant prior to the payment of such money. After the service of notice or the commencement of a suit, or after final judgment granting Landlord possession of the Leased Premises, Landlord may receive and collect any sums of Rent due under this Lease, and the payment of those sums shall not make ineffective any notice or in any manner affect any pending suit or any judgment obtained.


ARTICLE 18. HOLDING OVER

     If Tenant retains possession of all or any part of the Leased Premises after the expiration or termination of this Lease, at Landlord's option Tenant shall be deemed to be unlawfully retaining possession or shall be deemed to be a month-to-month tenant of the Leased Premises on all the terms and conditions of this Lease, except that Tenant shall pay as Rent a sum equal to twice the amount, including Fixed Rent and Additional Rent payable for the month preceding such holding over, computed on a daily basis for each day that Tenant remains in possession. In addition to such Rent, Tenant shall be liable for and shall pay to Landlord all damages, consequential as well as direct, sustained by reason of Tenant's holding over.


ARTICLE 19. NO WAIVER; REMEDIES CUMULATIVE

     Section 19.1. No Waiver. No waiver by Landlord or Tenant of a breach of any
                   ---------
covenants, agreements, obligations or conditions of this Lease shall be construed to be a waiver or any future breach of the same or any other covenant, agreement, obligation or condition of this Lease.

     Section 19.2. Remedies Cumulative. The rights and remedies created by this
                   -------------------
Lease are cumulative, and the use of one remedy shall not be taken to exclude or waive the right to use of another, or exclude any other right or remedy allowed by law.


ARTICLE 20. ESTOPPEL CERTIFICATE, SUBORDINATION ATTORNMENT

     Section 20.1. Estoppel Certificate. At any time upon not less than 10 days'
                   --------------------
prior written request, Tenant-and Landlord each shall execute and deliver in recordable form and in substance satisfactory to the other, an estoppel certificate certifying (a) the date to which Rent has been paid; (b) the amount of any Security Deposit; (c) that Tenant has accepted the Leased Premises; (d) that this Lease is in full force and effect and has not been modified or amended (or if modified or amended, denominating the same); and (e) that there are not defenses or offsets to the obligation for Rent or defaults of the other party under this Lease (or if any be claimed, denominating the same); and (f) such other matters as the requesting patty may reasonably request. If the certificate is to be delivered to a purchaser of all or part of the Building (including the Land), it shall further include the agreement of Tenant to recognize such purchaser as Landlord under this Lease. The purchaser must assume Landlord's obligations under this Lease, and thereafter Tenant will pay Rent to the purchaser or its designee in accordance with the terms of this Lease, and Tenant acknowledges that any such purchaser may rely on such estoppel certificate. Tenant's failure to deliver such certificate within such time shall be conclusive evidence that this Lease is in full force and effect without modification, that there are no defaults and that all of the foregoing and any other matters required to be stated in the certificate are true and correct.

     Section 20.2. Subordination. This Lease is subject and subordinate to all
                   -------------
ground or underlying leases, mortgages and deeds of trust which now affect the Building or any portion thereof (including the Land) and to all renewals, modifications, consolidations, replacements and extensions thereof. It is further agreed that this Lease may, at the option of Landlord, be made subordinate to any ground or underlying leases, mortgages, or deeds of trust which in the future may affect the Building or any portion thereof (including the Land) or affect any ground or underlying leases, and provided that so long as Tenant fulfills all of its obligations under the Lease, its possession of the Premises will not be disturbed. Tenant, or Tenant's successors in interest, will execute and deliver upon the demand of Landlord any and all Instruments desired by Landlord to confirm the subordination of this Lease to such lease, mortgage or deed of trust. Landlord agrees to use its reasonable efforts to obtain a non-disturbance agreement from any present or future mortgagees of the Building.

     Section 20.3. Attornment. Tenant agrees that, at the option of the ground
                   ----------
lessor under any ground lease now or later affecting all or part of the Building (including the Land), Tenant shall attorn to such ground lessor in the event of the termination or cancellation of such ground lease, and if requested by such ground lessor, enter into a new lease with the ground lessor (or a successor ground-lessee designated by such ground lessor) for the balance of the Term then remaining under this Lease upon the same terms and conditions as those provided In this Lease.

     Section 20.4. Mortgages. In the event of foreclosure or exercise of power
                   ---------
of sale under any mortgage or deed of trust now or later affecting all or part of the Building (including the Land), the holder of any such mortgage or deed of trust (or purchaser at any sale pursuant thereto) shall have the option (a) supplementing this Article, to require Tenant to attorn to such holder or purchaser, and to enter into a new lease with such holder or purchaser (as Landlord) for the balance of the Term then remaining under this Lease upon the same terms and conditions as those provided in this Lease, or (b) notwithstanding this Article, to elect that this Lease become or remain, as the case may be, superior to said mortgage or deed of trust.

     Tenant shall, upon request by any such holder or purchaser, execute and deliver any and all instruments desired by such holder or purchaser evidencing the superiority of this Lease to any such mortgage or deed of trust.


ARTICLE 21. QUIET ENJOYMENT

     Landlord covenants and agrees with Tenant that upon Tenant paying the Fixed Rent and Additional Rent and observing and performing all of the terms, covenants and conditions on Tenant's part to be observed and performed, Tenant may peaceably and quietly enjoy the Leased Premises, subject, nevertheless, to the terms and conditions of this Lease and to any ground leases, underlying leases and mortgages.


ARTICLE 22. NOTICES

     Whenever any notice is required or permitted under this Lease, such notice shall be in writing. Any notice or document required or permitted to be delivered under this Lease shall be deemed to be delivered and received (a) when delivered personally to any representative of the party served, or (b) one business day after timely deposit with a commercial overnight courier service, charges prepaid, or (c) three business days after deposit in the United States mall, postage prepaid, registered or certified mail, return receipt requested,

                                      LANDLORD:

                                      938 Bannock LLC
                                      a Colorado limited liability company

                                      Bruce Berger Realty Inc. as its man

                                      By: /s/ ILLEGIBLE
                                         ----------------------------------
                                      Title: President
                                            -------------------------------

                                      TENANT:
                                      INFLOW, INC., a Delaware corporation

                                      /s/ Arthur H. Zeile
                                      -------------------------------------
                                      Name: Arthur H. Zeile
                                           --------------------------------
                                      Title: CEO, President
                                            -------------------------------


Attached to Lease Dated October 11, 1999.

                     RIDER TO BANNOCK CENTER OFFICE BUILDING
                                 LEASE AGREEMENT
                             BETWEEN 938 BANNOCK LLC
                                       AND
                                  INFLOW, INC.



     This Rider supplements and is a part of the foregoing Bannock Center Office Building Lease Agreement between 938 Bannock LLC as Landlord and INFLOW, INC., as Tenant, relating to those specific premises more fully described in the Lease.

     Any undefined capitalized term in this Rider has the same meaning as set forth in the Lease, unless the context indicates otherwise.

     In the event of any conflict between the provisions of this Rider and the other portions of the Lease, the terms of this Rider will govern the agreement of the parties.

     The Lease is supplemented as follows:

ARTICLE 24 ROOF RIGHTS. Tenant shall have the right install, at Tenant's sole cost and expense, satellite dishes, antennae (or other telecommunications equipment) on an approximately 1,500 square foot portion of the roof of the Building. Tenant's rights under this Section 24 are expressly contingent upon:
(i) Tenant makes the requisite submittals to Landlord required under Section 7.2 of this Lease; (ii) Tenant obtains any and all approvals and satisfies all requirements of any governmental or quasi-governmental authority with jurisdiction over the Building; (iii) the height of the satellite antenna (and any other telecommunications item located on the roof) shall not exceed five feet from the roof unless otherwise approved in writing by Landlord; (iv) Landlord may require, in its sole and absolute discretion, that the satellite antenna (and any other item located on the roof) be screened from view. The size, location, method of installation and all other matters in connection with the satellite antenna are subject to Landlord's prior written consent which will not be unreasonably withheld.

ARTICLE 25 OPTIONS TO EXTEND. As additional consideration for the covenants of Tenant hereunder, Landlord hereby grants unto Tenant two options (each an "Option") to extend the term of the Lease for two (2) additional terms of five
(5) years each (each an "Option Term"). The Option shall apply to all of the space currently under Lease in the Building at the time such Option is exercised and shall be on the following terms and conditions:

     A. Written notice (each "Tenant's Notice") of Tenant's interest in exercising the applicable Option shall be given to Landlord (i) as to the first Option Term, no earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the initial Term; and (ii) as to the second Option Term, no earlier than twelve (12) months and no later than nine (9) months prior to the expiration of the first Option Term. Not later than thirty
(30) days after receiving Tenant's Notice, Landlord shall give to Tenant notice of the rental rate applicable during the applicable Option Term, in accordance with subparagraph E below ("Landlord's Notice").

     B. Tenant shall have fifteen (15) days following Tenant's receipt of Landlord's Notice within which to exercise the then applicable Option by delivering written notice of such exercise to Landlord under the exact terms, conditions and rental rate set forth in Landlord's Notice. If Tenant timely exercises the then applicable Option, the Lease shall be deemed extended and thereafter the parties shall execute an amendment to the Lease setting forth the terms of the extension.

     C. Unless Landlord is timely notified by Tenant in accordance with subparagraphs A and B above, it shall be conclusively deemed that Tenant does not desire to exercise an Option, and the Lease shall expire in accordance with its terms, at the end of the initial Lease Term (or the first Option Term, as applicable).

     D. Tenant's right to exercise an Option shall be conditioned on Tenant's not being in default under the Lease at the time of exercise of the then applicable Option or at the time of the commencement of the applicable Option Term.

     E. The Options granted hereunder shall be upon the terms and conditions contained in the Lease except that there shall be no further option to extend the term of the Lease beyond the second Option Term and except that the rental to be paid by Tenant to Landlord during each such Option Term shall be as follows: (i) Eighteen Dollars ($18) per Rentable Square Feet of the Leased Premises (as defined in Article 1 of the Lease) for each year of first Option Term; and (ii) Twenty One Dollars ($21) per Rentable Square Feet of the Leased Premises (as defined in Article 1 of the Lease) for each year of second Option Term.

     F. After exercise of the second Option above described, there shall be no further rights on the part of Tenant to extend the term of the Lease.

ARTICLE 26 MODIFICATIONS OF RULES AND REGULATIONS. Notwithstanding anything to the contrary in the Rules and Regulations, (i) Tenant shall have the right to order beverages, food and other items for consumption in the Leased Premises from any vendor; and (ii) Tenant shall have the right to locate beverage and vending machines in the Leased Premises.

ARTICLE 27 ACCESS. So long as Tenant is not in violation of the Lease beyond any applicable cure period, Landlord will not limit or prohibit Tenant's access to the Leased Premises, Common Areas, and all of Tenant's equipment and supplemental systems serving the Leased Premises on a 24 hours per day, 7 days per week, 365 days per year basis (without the requirement of prior notice to Landlord). Tenant may make arrangements with its customers and vendors to provide access to the Leased Premises at such times and on such conditions as Tenant deems necessary to carry out its business operation in the Leased Premises.

ARTICLE 28 RENT ABATEMENT. Notwithstanding anything to the contrary contained herein, and provided Tenant is not in default under the terms of this Lease, the Fixed Rent and parking Fee will be abated as to the entire Leased Premises during the period commencing on the Commencement Date and ending 90 days thereafter. Notwithstanding the abatement of Fixed Rent and the parking Fee during such period, all other terms and provisions of this Lease shall apply to the Leased Premises from and after the Commencement Date, including without limitation, Tenant's payment of those utilities and services required to be paid directly by Tenant.

ARTICLE 29 SECURITY SYSTEM. Tenant shall have the right to install a security system for the Leased Premises, and to create a special security area within the Leased Premises to encompass Tenant's equipment room (the "Equipment Room"). Tenant's security system may include the use of non-Building-standard locks and other access controls which restrict access to Tenant and its customers, provided that Landlord shall be provided with keys or other entry mechanisms to ensure access as required by Section 12.1 of the Lease. Landlord shall not enter Tenant's Equipment Room or permit any janitorial, maintenance, repair or other service to such Equipment Room except as set forth below. In consideration of Landlord agreeing to restrict its entry to the Equipment Room, Tenant hereby agrees to indemnify and defend Landlord, its agents, employees and contractors from any liability arising out of or in connection with the restriction on Landlord's entry to the Equipment Room. Landlord or its agents shall have the right, but not the obligation, to enter the Equipment Room only after at least twenty-four (24) hours notice to Tenant and when accompanied by Tenant. Landlord shall have the right (but no corresponding obligation) of immediate access to the Equipment Room, without notice and company of Tenant, if Landlord reasonably determines that such entry is necessary to prevent or respond to imminent danger to the Leased Premises or other portions of the Building or to any person. Any entry by Landlord will be conducted with reasonable caution under the circumstances to prevent damage to or interference with any of the equipment in the Equipment Room.

ARTICLE 30 FLOOR LOAD. Tenant shall have the right to install, maintain, repair and replace computer, telecommunication, and other equipment in the Leased Premises, so long as the loading pattern of such equipment does not exceed the relevant floor load capacity, and Landlord hereby approves and consents to the same. Tenant shall have the right to move computer, telecommunication, and other equipment in and out of the Leased Premises from time to time in the course of its business, and Landlord hereby consents thereto. Upon prior request of Landlord, Tenant will deliver its engineer's calculation of the floor load pattern implemented in the Leased Premises.

ARTICLE 31 COLLOCATION / INTERCONNECTION. Provided that the agreement entered into by Tenant and its customers and vendors (collectively, "Customers") for the co-location of equipment shall expressly provide that the customer acquires no possessory, leasehold or other real property right or interest in the Building or Leased Premises (including but not limited to rights to enforce any provision of this Lease as a third party beneficiary or otherwise), Tenant shall have the right, at no additional charge hereunder, to enter agreements with its Customers for the following: (a) to co-locate Customer equipment in the Leased Premises without Landlord's consent, (b) to provide short-term rights to use portions of the Leased Premises to its Customers without Landlord's consent, and (c) to connect Customer equipment to telecommunications facilities in the Building, provided such Customer equipment can be disconnected from the telecommunications facilities in the Building without necessitating a rewiring or reworking any Building system (as opposed to capping off such connection in connection with its removal). Items (a) and (b) above shall not be considered subleases or assignments under this Lease. Tenant hereby agrees to indemnify and defend Landlord, its agents, employees and contractors from any liability arising out of or in connection with the Customers use of the Leased Premises pursuant to the collocation rights granted to Tenant hereunder.

ARTICLE 32 UPS SYSTEM. Subject to Landlord's approval of the plans therefor in accordance with this Lease, and provided that Tenant shall be responsible for ensuring that the same complies with all applicable laws, rules and regulations, Tenant shall have the right to install UPS systems and their associated batteries within the Leased Premises, and to integrate the Building power into such systems.

ARTICLE 33 GROUNDING. Subject to Landlord's approval of the plans therefor in accordance with this Lease, and provided that Tenant shall be responsible for ensuring that the same complies with all applicable laws, rules and regulations, Tenant shall have the right, at no additional charge, to (a) tie into any existing grounding systems in the Building, or (b) at Tenant's option, if the existing grounding systems do not meet Tenant's requirements, to install its own electrical grounding system.

ARTICLE 34 GENERATOR. Subject to Landlord's approval of the plans therefor in accordance with this Lease, and provided that Tenant shall be responsible for ensuring that the same complies with all applicable laws, rules and regulations, Tenant, at Tenant's expense, shall have the right to install, maintain, repair and replace from time to time, at the location outside the Building identified on Exhibit E attached hereto which will not exceed 200 square feet (the "Generator Pad") one power generator, together with associated equipment and fuel tanks, to provide primary or backup power, or both, to Tenant's equipment, and to integrate Building power into the generator. Tenant shall not be permitted to install or utilize any underground fuel or storage tank. Tenant will owe no additional rent for the use of the Generator Pad. Landlord shall provide to Tenant, at no additional charge, the right to utilize for the Term of this Lease, riser space as necessary to connect the generators to Tenant's equipment. Tenant shall construct an enclosure reasonably acceptable to Landlord to screen the generators. Tenant shall schedule periodic operation and maintenance of the generator only between the hours 5:00 p.m. and 8:00 p.m. (the "Maintenance Hours") and Tenant may only run the generator outside of the Maintenance Hours in the event of an electric failure or outage in the Premises wherein the use of the generator is required. Tenant's maintenance, use and operation of the generator shall at all times be in compliance with all applicable laws, rules and regulations, including but not limited to noise restrictions contained in applicable zoning ordinances.

ARTICLE 35 HVAC. Subject to Landlord's approval of the plans therefor in accordance with this Lease, and provided that Tenant shall be responsible for ensuring that the same complies with all applicable laws, rules and regulations, Tenant, at Tenant's expense, shall have the right to install, maintain, repair and replace from time to time an independent cooling system. Tenant shall have the right to locate its HVAC equipment on the roof of the Building (the "Air Conditioning Pad"). Tenant will owe no additional rent for the use of the Air Conditioning Pad. Landlord shall provide, at no additional charge, the right to utilize for the Term of this Lease, riser space as necessary to connect the supplemental HVAC equipment located on the Air Conditioning Pad to the Leased Premises. Tenant shall have the right to install coolant lines to support its air conditioning systems. Tenant shall have the right to tap into Building domestic water supply in order to operate a humidifier system in the Leased Premises. Tenant shall have the right to vent through the Building ventilation system and to install drains for the Tenant's air conditioning systems and to discard air conditioning wastewater into the Building's sewage system.

ARTICLE 36 FIRE SYSTEM. Subject to Landlord's approval of the plans therefor in accordance with this Lease, and provided that Tenant shall be responsible for ensuring that the same complies with all applicable laws, rules and regulations, Tenant, at Tenant's expense, shall have the right to do any or all of the following: (a) install within the Leased Premises a dry-pipe, pre-action fire suppression system, (b) relocate or encase any water mains or other water pipes running through or adjacent to the Leased Premises, (c) install an FM 200 gas fire suppression system in the Leased Premises, or (d) install any other fire suppression system approved by Landlord, which approval shall not be unreasonably withheld.

ARTICLE 37 STRUCTURAL. Tenant shall have the right, at its expense, to do any or all of the following: (a) to reinforce floor load capacities; (b) to cover or block up windows and/or exterior walls in the Leased Premises, provided that such measures are reasonably acceptable to Landlord with respect to the external aesthetics of the Building, and that such windows and/or exterior walls are returned, at the sole cost and expense of Tenant, to an uncovered or unblocked condition at the expiration or other early termination of the Lease Term, and
(c) to install up to three manholes adjacent to the Building for bringing telecommunications fiber into the Building.

ARTICLE 38 CONDUIT/ RISER SPACE. Tenant shall have the right, at no additional charge, to all of the following: (a) to use existing fiber optic cabling in the Building or, at Tenant's election, to construct additional telecommunications entrances into the Building and into the Leased Premises. Landlord acknowledges that Tenant will require redundant entrances for its data center operations; (b) to use existing riser space and available conduit, or at Tenant's option, to install any additional conduit and facilities required in order to connect Tenant's generator, power, HVAC equipment and piping, antennas, grounding, and related equipment and for other purposes not inconsistent with the design of such conduits or risers. Upon Tenant's request, Landlord shall provide, for Tenant's use throughout the Term of the Lease, a license to utilize portions of the Land (as defined in the Lease) as such portions are reasonably determined by Landlord, to connect up to ten telecommunications cables from the Leased Premises to the applicable utility easement whether such easement is located on or off the Land on which the Building is located. The right set forth in the preceding sentence may include Landlord granting licenses for the Term of this Lease, to third party telecommunications providers. Landlord shall have the right to reasonably dictate the location and method of installation of this cabling. Tenant acknowledges that Landlord has made no warranty or representation of any kind or nature, express or implied, and Landlord hereby expressly disclaims any warranty or representation with respect to the current status or condition of fiber optic cabling, if any, in the Building as of the date of mutual execution of this Lease.

ARTICLE 39 CONDUIT TO 938 BANNOCK STREET. Tenant shall have the right, at no additional charge, to connect the Leased Premises to Tenant's premises in the building located at 938 Bannock Street via up to four, four-inch conduits, subject to Landlord's approval which shall not be unreasonably withheld.

ARTICLE 40 LANDLORD'S REMEDIES. Notwithstanding anything to the contrary in the Lease, in no event shall Landlord be entitled to enter the Leased Premises and remove any personal property or equipment without judicial process, unless such personal property or equipment is deemed abandoned at the end of the Term of the Lease as provided in Section 7.2(b).

ARTICLE 41 LANDLORD'S WARRANTIES. Landlord represents and warrants to Tenant:
(i) the Building and the Leased Premises, as of the date hereof, are subject to a deed of trust in favor of Bank One, Colorado; (ii) to the best of Landlord's knowledge, the Leased Premises are not in violation of any applicable law, rule or regulation, including but not limited to applicable hazardous materials laws, rules and regulations; and (iii) to the best of Landlord's knowledge, there is no asbestos-containing material ("ACM") in the Leased Premises. Landlord's knowledge includes information contained that specific Asbestos Verification Assessment dated January 13, 1993, and prepared by ERM

EnviroClean-Rocky Mountain, Inc. If during Tenant's construction of Tenant's Work pursuant to the Work Letter, Tenant discover and identifies ACM through standard testing and point testing, Tenant will give Landlord written notice within 48 hours after Tenant's discovery thereof. If such ACM is required to be removed from the Leased Premises pursuant to applicable laws, rules or regulations, Landlord will use reasonable efforts to remove such ACM from the Leased Premises (the "ACM Removal"). Tenant will in no event disturb such ACM or take any action that would result in a release of ACM or result in the ACM becoming airborne or friable. If possible, Tenant will proceed with Tenant's Work, but will not interfere with Landlord's ACM Removal. Landlord shall have no obligation to remove any floor tile existing in the Leased Premises or the Building as of the date of this Lease which floor tile may contain ACM.

ARTICLE 42 GENERAL CONDITIONS. In connection with the exercise of its rights under the Lease, including but not limited to those rights specifically set forth under Articles 29 through 39 of this Rider, Tenant hereby acknowledges that all supplemental and/or new systems and facilities installed or connected to the Building, or utilized in connection with Tenant's operation at the Leased
Premises: (i) must be designed and Installed in compliance with all applicable laws, rules and regulations; (ii) the plans for the installation of such item are subject to Landlord's approval in accordance with the Lease; and (iii) must remain in or be removed from the Leased Premises (or those areas adjacent thereto which Landlord authorized for use pursuant to this Lease) pursuant to
Section 7.2(b) of the Lease.

ARTICLE 43 TERMINATION RIGHT. Landlord has received and is currently reviewing the Working Drawings for Tenant's Work as referenced in the Work Letter. Landlord will send written notice to Tenant* either: (I) unconditionally approving the Working Drawings; (ii) rejecting the Working Drawings and notifying Tenant of the basis for rejection; or (iii) conditionally approving the Working Drawings and noting the items that must be revised pursuant to Landlord's conditional approval. In the event that Landlord conditionally approves the Working Drawings or rejects the Working Drawings, then Tenant shall have five (5) days after receipt of such notice to terminate this Lease by delivering written notice to Landlord of termination, If Tenant delivers the termination notice in a timely fashion, then this Lease shall be deemed terminated as of the date Landlord receives Tenant's notice of termination and Tenant will deliver possession of the Premises to Landlord on such date in its then current condition. If Tenant fails to timely give notice of termination.** Tenant will be deemed to have waived its right to terminate under this Article and the Lease shall remain in full force and effect.

 * By October 22, 1999
** Within TEN(10) Business days

                                   EXHIBIT A
                                LEASED PREMISES


                                   [DIAGRAM]

                                    EXHIBIT B

                                   WORK LETTER
                                   -----------

                                 939 BANNOCK LLC

RE: Lease dated as of October 11. 1999, by and between 938 Bannock LLC ("Landlord") and INFLOW, INC. ("Tenant") (the "Lease"), pertaining to those specific Leased Premises more specifically described in the Lease (the "Leased Premises")

Ladies and Gentlemen:

Concurrently herewith, you, as Tenant, and the undersigned, as Landlord, have executed the referenced Lease, which provisions of said Lease are herein incorporated by reference as if Fully set forth herein. (Initially capitalized terms not otherwise defined have the same meaning as in the Lease.) In consideration of the execution of the Lease, Landlord has agreed to complete certain improvements in the Leased Premises and Tenant and Landlord agree as follows:

1. Landlord, at its sole cost and expense, shall perform landscaping on the south and west sides of the Building pursuant to those specific plans attached hereto as Schedule B-1 (the "Landscaping"). Landlord will use commercially reasonable efforts to complete the Landscaping prior to May 1, 2000. Additionally, Landlord, at its sole cost and expense shall: (i) repaint the exterior of the Building, and (ii) replace the existing awnings on the Building (collectively "Landlord's Work"). Landlord shall perform the Landscaping and Landlord's Work in compliance with all applicable laws, rules, regulations and codes. Landlord shall give notice to Tenant of completion of Landlord's Work (which may be satisfied by delivering the certificate required by Article 2 of the Lease). Landlord shall use reasonable efforts to cause the Landlord's Work to be completed on or before sixty (60) days after mutual execution of this Lease (the "Scheduled Completion Date of Landlord's Work"). Upon completion of Landlord's Work and completion of any punch list items listed in a written agreement signed by Tenant and Landlord, Landlord shall have no Further obligation for the improvements to the Leased Premises.

2. Tenant will complete improvements in and to the Leased Premises ("Tenant's Work") in accordance with construction documents which shall include all architectural, mechanical, and electrical working drawings to be provided to Landlord (the "Working Drawings"). Tenant shall perform Tenant's Work in compliance with all applicable laws, rules, regulations and codes. Landlord specifically approves Tandem Enterprises, Inc. to serve as Tenant's general contractor for the construction of Tenant's Work pursuant to this Work Letter. Landlord acknowledges that Tenant will be constructing a computer and telecommunications data center. All plans and Working Drawings shall be subject to Landlord's reasonable approval, which approval shall not be unreasonably withheld, and Tenant's Work shall be completed in accordance with Article 7 of the Lease. Landlord shall not charge any supervision fee with respect to Tenant's Work. Tenant acknowledges that Landlord has disclosed to Tenant that the roof of the Leased Premises needs repair to ensure it is in a good and working condition and that Tenant, as a part of Tenant's Work, must repair and/or replace the roof in compliance with all applicable laws, rules and regulations. Tenant has disclosed to Landlord its commitment to replace the roof of the Building as a part of Tenant's Work. Landlord will provide Tenant with a roof finish allowance in the amount of Ten Thousand Dollars ($10,000) (the "Roof Allowance"). Tenant acknowledges that Landlord has disclosed to Tenant that the Building requires an access ramp on the east side of the Building pursuant to the requirements of Americans With Disabilities Act of 1990. Tenant, as a part of Tenant's Work, must construct the access ramp in compliance with all applicable laws, rules and regulations. Tenant has disclosed to Landlord its commitment to construct the access ramp as a part of Tenant's Work. Landlord will provide Tenant with a access ramp finish allowance in the amount of Ten Thousand Dollars ($10,000) (the "Access Ramp Allowance"). In addition to the foregoing, Tenant, as a part of Tenant's Work, will demolish all interior non-masonry walls in the Building to allow Tenant to build out the Leased Premises as contemplated herein. Landlord will provide Tenant with a demolition allowance in the amount of Eighteen Thousand Six Hundred Forty Dollars ($18,640) (the "Demolition Allowance"). The Roof Allowance, the Access Ramp Allowance and the Demolition Allowance may hereinafter be collectively referred to as the "Allowance."

     Landlord will pay the Allowance to Tenant in three payments: 25% of the Allowance will be paid by Landlord upon Tenant's commencement of the Tenant Work within the Premises; 25% of the Allowance will be paid upon 50% completion of Tenant's Work (as certified by Tenant's architect); and the balance of the Allowance will be paid upon (i) completion of Tenant's Work and Tenant's occupancy of the Premises, (ii) receipt of paid invoices from Tenant evidencing the applicable construction, along with appropriate lien waivers from Tenant's general contractor and any subcontractors involved in Tenant's Work, substantially in a form reasonably acceptable to Landlord, and (iii) Tenant's obtaining a certificate of occupancy.

3. Except for the Allowance which will be paid as set forth above, all costs related to the Tenant's Work, including, but not limited to, design fees, costs of preparation of the Working Drawings, and costs of materials and construction, are considered "Tenant Work Costs." Tenant shall be responsible for the direct payment of all Tenant Work Costs. Tenant agrees to not occupy the Leased Premises prior to the receipt of a certificate of occupancy.

     Please sign and return this letter and all accompanying copies of it to Indicate your approval of the terms of this agreement. Very truly yours,

                         Very truly yours,

                         938 BANNOCK LLC, a Colorado limited liability company

                         Bruce Berger Realty Inc. as its manager

                         By: /s/ ILLEGIBLE
                            ------------------------------------
                         Title: President
                               ---------------------------------


CONFIRMED AND AGREED:

INFLOW, INC., a Delaware corporation

By: /s/ Arthur H. Zeile
   ---------------------------------
   (Printed Name) Arthur H. Zeile
                 -------------------
   (Title) CEO, President
          --------------------------

                                   EXHIBIT C
                           DEPICTION OF PARKING AREA

                                   [DIAGRAM]

                                    EXHIBIT D

                              RULES AND REGULATIONS
                              ---------------------


1.   Security. Landlord may from time to time adopt appropriate systems and
     --------
     procedures for the security or safety of the Building, any persons occupying, using or entering thereof, and Tenant shall comply with Landlord's reasonable requirements relative thereto.

2.   Windows. Tenant shall observe Landlord's rules with respect to maintaining
     -------
     uniform coverings at all windows in the Leased Premises so that the Building presents a uniform exterior appearance, and shall not install any window shades, screens, drapes, covers, or other materials on or at any window in the Leased Premises without Landlord's prior written consent. Tenant shall ensure that window coverings are closed on all windows in the Leased Premises while they are exposed to the direct rays of sun.

3.   Water Fixtures. Tenant shall not use water fixtures for any purpose for
     --------------
     which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

4.   Personal Use of Leased Premises. The Leased Premises shall not be used or
     -------------------------------
     permitted to be used for residential or lodging purposes or for the storage of personal effects or property not required for business purposes.

5.   Bicycles, Animals. Tenants shall not bring any animals or birds into the
     -----------------
     Building, and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

6.   Deliveries. Tenant shall ensure that deliveries of materials and supplies
     ----------
     to the Leased Premises are made through such entrances, elevators and corridors as may from time to time be designated by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage In the Building caused by any person making such deliveries.

7.   Furniture and equipment. Tenant shall ensure that furniture and equipment
     -----------------------
     being moved into or out of the Leased Premises is moved through such entrances, elevators, and corridors as may from time to time be designated by Landlord, and by movers or a moving company approved by Landlord, and shall promptly pay or cause to be paid to Landlord the cost of repairing any damage in the Building caused thereby.

8.   Solicitations. Landlord reserves the right to restrict or prohibit
     -------------
     canvassing, soliciting, or peddling in the Building.

9.   Food and Beverages. Only persons approved from time to time by Landlord may
     ------------------
     prepare, solicit orders for, sell, serve, or distribute food or beverages in the Building, or use the elevators, corridors, or common areas for any such purpose. Except with Landlord's prior written consent and in accordance with arrangements approved by Landlord, Tenant shall not permit on the Leased Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sales, serving, or distribution of food or beverages (but the foregoing shall not prohibit a refrigerator, microwave oven, or coffee machines solely for the use by Tenant's employees).

10.  Refuse. Tenant shall place all refuse in proper receptacles provided by
     ------
     Tenant at Its expense in the Leased Premises or in receptacles (if any) provided by Landlord forth. Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building free of all refuse.

11.  Obstructions. Tenant shall not obstruct or place anything in or on the
     ------------
     sidewalks or driveways outside the Building or in the lobbies, corridors, stairwells, or other common areas of the Building, or use such locations for any purpose except access to and exit from the premises, without Landlord's prior written consent. Landlord may remove at Tenant's expense, any such obstruction or thing (unauthorized by Landlord) without notice or obligation to Tenant.

12.  Dangerous or Immoral Activities. Tenant shall not make any us. of the
     -------------------------------
     Leased Premises which involves the danger of Injury to any person, nor shall the same be used for any immoral purpose.

13.  Proper Conduct. Tenant shall not conduct itself in any manner which is
     --------------
     inconsistent with the character of the Building as a first quality building.

14.  Definition of "Tenant". In these Rules and Regulations, "Tenant" includes
     ----------------------
     the employees, agents, invitees, and licensees or Tenant and others permitted by Tenant to use or occupy the Leased Premises.

15.  Noise. Tenant shall not make, or permit to be made, any unseemly or
     -----
     disturbing noises or disturb or interfere with occupants of neighboring buildings or premises or those having business with them, whether by use of any musical instrument, radio, television set, talking machines, unusual noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors, windows, skylights, or down the passageways.

16.  No Smoking. No smoking is permitted in the Building Common Areas, including
     ----------
     without limitation the locker facilities, common conference rooms, vending areas, halls and lobbies.

                                   EXHIBIT E
                          DEPICTION OF GENERATOR PAD

                                   [DIAGRAM]